Exhibit 99.1

SunTrust Bank

Senior and Subordinated Global Bank Notes

Due From 7 Days to 30 Years or More from Date of Issue

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

November 21, 2006

TO EACH OF THE DISTRIBUTION AGENTS LISTED

ON SCHEDULE 1 HERETO

Ladies and Gentlemen:

SunTrust Bank, a banking corporation chartered under the laws of the State of Georgia (the “Bank”), confirms its agreement with each of the distribution agents listed on Schedule 1 hereto (each referred to as a “Distribution Agent” and collectively referred to as the “Distribution Agents”) with respect to the issue and sale by it of its (i) senior unsecured debt obligations not insured by the Federal Deposit Insurance Corporation (the “FDIC”) (the “Senior Notes”) and (ii) subordinated unsecured debt obligations not insured by the FDIC (the “Subordinated Notes”, and together with the Senior Notes, the “Bank Notes”), under its global Bank Note program (the “Program”). The Bank Notes have maturities of 7 days to 30 years or more from date of issue. The Bank Notes are to be issued pursuant to an Amended and Restated Global Agency Agreement, dated as of November 21, 2006 (the “Global Agency Agreement”), among the Bank and Deutsche Bank Trust Company Americas, as domestic paying agent (the “Domestic Paying Agent”) and domestic registrar (the “Domestic Registrar”), Deutsche Bank AG, London Branch, as London paying agent (the “London Paying Agent”), London issuing agent (the “London Issuing Agent”) and transfer agent (the “Transfer Agent”), and Deutsche International Corporate Services (Ireland) Limited, as European registrar (the “European Registrar” and, together with the Domestic Registrar, the “Registrars”), and Irish paying agent (the “Irish Paying Agent”, and together with the Domestic Paying Agent and the London Paying Agent, the “Paying Agents” and, each individually, a “Paying Agent”). Arthur Cox Listing Services Limited has been appointed as the Bank’s Irish listing agent (the “Listing Agent”) in connection with any Notes listed on the Irish Stock Exchange (as defined in Section 17 of this Agreement).

Unless otherwise agreed to between the Bank and the Distribution Agent(s), the Bank Notes must be sold in minimum denominations of U.S.$100,000 or the equivalent thereof in other currencies, calculated as described in the Offering Circular (as defined in Section 2(a)(i) of this Agreement), and not be exchangeable for Bank Notes in smaller denominations. Notwithstanding the previous sentence, Bank Notes subject to the requirements of the Prospectus Directive (as defined in Section 17 of this Agreement) must be sold in minimum denominations of the greater of U.S.$100,000 or €50,000 (or the equivalent thereof in other currencies). Bearer Notes (as defined in the Offering Circular) with a maturity of 183 days or less must be sold in minimum denominations of U.S.$500,000 (or the equivalent thereof in other currencies) or, if subject to the requirements of the Prospectus Directive, the greater of U.S.$500,000 or €50,000 (or the equivalent thereof in other currencies), in each case calculated as described in the Offering Circular.

As of the date hereof, the Bank has authorized the issuance of up to U.S.$20,000,000,000 (or the equivalent thereof in other currencies, calculated as described in the Offering Circular) aggregate principal amount (whether issued prior to or on or after the date hereof) at any one time outstanding of its Bank Notes. It is understood, however, that the Bank may from time to time authorize the issuance of an additional outstanding amount of Bank Notes and that the Bank Notes may be distributed through or sold to one or more of the Distribution Agents pursuant to the terms of this Agreement, all as though the issuance of the Bank Notes were authorized as of the date hereof. The Bank is a wholly-owned indirect subsidiary of SunTrust Banks, Inc. (“SunTrust Banks”).

Application has been made to the Irish Financial Services Regulatory Authority (the “Financial Regulator”), as Competent Authority (as defined in Section 17 of this Agreement) under the Prospectus Directive (as defined in Section 17 of this Agreement), for the Filed Prospectus (as defined in Section 17 of this Agreement) to be approved as a base Prospectus (as defined in Section 17 of this Agreement). Application has been made to the Irish Stock Exchange for Bank Notes to be issued for a period of 12 months from the date of the Filed Prospectus to be admitted to the Official List (as defined in Section 17 of this Agreement) and to trading on the regulated market of the Irish Stock Exchange.

Bank Notes may be listed or admitted to trading, as the case may be, on such other or further Stock Exchanges (as defined in Section 17 of this Agreement) or markets agreed between the Bank and the relevant Distribution Agent(s) in relation to the Series (as defined in Section 17 of this Agreement). Bank Notes that are neither listed nor admitted to trading on any market may also be issued.

In this Agreement, in relation to any (A) Bank Notes that are to have a “listing” or to be “listed” (i) on the Irish Stock Exchange, “listing” and “listed” shall be construed to mean that such Bank Notes have been admitted to the Official List and admitted to trading on the Irish Stock Exchange’s regulated market and (ii) on any other European Economic Area (as defined in Section 17 of this Agreement) Stock Exchange, “listed” and “listing” shall be construed in a similar manner as if the Prospectus Directive (as defined in Section 17 of this Agreement) were implemented in the Relevant Member State (as defined in Section 17 of this Agreement) and (B) any Bank Notes that are to have a “listing” or to be “listed” on a Stock Exchange other than the Irish Stock Exchange or any other European Economic Area Stock Exchange, references to “listed” and “listing” shall be construed to mean that such Bank Notes have been listed on that Stock Exchange and/or admitted to trading on the relevant market, as the case may be.

The Bank agrees that each time the Bank makes a representation, warranty, covenant or agreement (including, but not limited to, an agreement relating to indemnification or contribution) in this Agreement, in any applicable Terms Agreement (as defined in Section 3(a) hereof) or in any certificate signed by an officer of the Bank delivered to one or more of the Distribution Agents or

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counsel to the Distribution Agents, that refers or relates to the Offering Circular, the Bank, in addition to making such representation, warranty, covenant or agreement as to the Offering Circular, shall also be deemed to be making a separate, additional representation, warranty, covenant or agreement, as the case may be, as to the Filed Prospectus, unless the context otherwise requires.

This Agreement provides both for the sale of Bank Notes by the Bank to the Distribution Agents as principal for resale to investors and other purchasers and for the sale of Bank Notes by the Bank directly to investors through the Distribution Agents (as may from time to time be agreed to by the Bank and the Distribution Agents), in which case the Distribution Agents will act as agents of the Bank in soliciting Bank Note purchasers.

The Distribution Agreement, dated March 31, 2004, between the Bank and the Distribution Agents shall be amended and restated as set forth in this Agreement. Any Bank Notes sold on or after the date of this Agreement shall be governed by this Agreement and any applicable Terms Agreement. Any notes of the Bank sold prior to the date of this Agreement shall be governed by the distribution agreement and any applicable terms agreement under which such notes were issued.

SECTION 1. Appointment as Distribution Agents.

(a) Appointment of Distribution Agents. Subject to the terms and conditions stated herein and subject to the reservation by the Bank of the right to sell Bank Notes directly to investors on its own behalf in those jurisdictions where it is authorized to do so, the Bank hereby agrees that Bank Notes will be sold exclusively to or through the Distribution Agents. The Distribution Agents are authorized to engage the services of any other broker or dealer in connection with the offer or sale of the Bank Notes purchased by a Distribution Agent as principal for resale to others but are not authorized to appoint sub-agents. In connection with sales by the Distribution Agents of Bank Notes purchased by a Distribution Agent as principal to other brokers or dealers, a Distribution Agent may allow any portion of the discount it has received in connection with such purchase from the Bank to such brokers or dealers.

(b) Sale of Bank Notes. The Bank shall not approve the solicitation of purchases of Bank Notes in excess of the amount which shall be authorized to be outstanding by the Bank from time to time or in excess of the aggregate principal amount of Bank Notes specified in the Offering Circular. The Distribution Agents will have no responsibility for maintaining records with respect to the aggregate principal amount of Bank Notes sold or outstanding, or of otherwise monitoring the availability of Bank Notes for sale.

(c) Purchases as Principal. The Distribution Agents shall not have any obligation to purchase Bank Notes from the Bank as principal, but the Distribution Agents may agree from time to time to purchase Bank Notes as principal. Any such purchase of Bank Notes by a Distribution Agent as principal shall be made in accordance with Section 3(a) hereof.

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(d) Solicitations as Distribution Agent. If agreed upon by a Distribution Agent and the Bank, the Distribution Agent, acting solely as agent for the Bank and not as principal, will solicit purchases of the Bank Notes. The Distribution Agent will communicate to the Bank, orally or in writing, each offer to purchase Bank Notes solicited by such Distribution Agent on an agency basis, other than those offers rejected by the Distribution Agent. The Distribution Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Bank Notes, as a whole or in part, and any such rejection shall not be deemed a breach of any Distribution Agent’s agreement contained herein. The Bank may accept or reject any proposed purchase of the Bank Notes in whole or in part. The Distribution Agent shall make reasonable efforts to assist the Bank in obtaining performance by each purchaser whose offer to purchase Bank Notes has been solicited by the Distribution Agent and accepted by the Bank. The Distribution Agent shall not have any liability to the Bank in the event any such agency purchase is not consummated for any reason. If the Bank shall default on its obligation to deliver Bank Notes to a purchaser whose offer it has accepted, the Bank shall (i) hold the Distribution Agent harmless against any loss, claim or damage arising from or as a result of such default by the Bank and (ii) notwithstanding such default, pay to the Distribution Agent any commission to which it would be entitled in connection with such sale.

(e) Additional Agents. The Bank may, from time to time, engage additional agents either as principal or as an agent for the sale of the Bank Notes. Any additional agents shall be required, as a condition to their engagement, either to enter into this Agreement (amended to include such additional agents as signatories) or into an agreement with the Bank substantially similar to this Agreement.

(f) Stabilization.

(i) The Distribution Agent (if any) specified as the Stabilization Manager in the Pricing Supplement (as defined in Section 4(f) of this Agreement) relating to any Tranche (as defined in Section 17 of this Agreement) of Bank Notes offered and sold in the United States or any person acting for the Stabilization Manager may, in connection with such Bank Notes, over-allot or effect transactions with a view to supporting the market price of the Bank Notes of the Series of which such Tranche forms a part at a level higher than that which might otherwise prevail for a limited period, but in so doing, the Stabilization Manager (or any person acting for him) shall act as principal and not as agent of the Bank. Such stabilization, if commenced, may be discontinued at any time. Such stabilization shall be conducted in accordance with all relevant laws, regulations and rules. Any loss or profit sustained as a consequence of any such over-allotment or stabilization shall, as against the Bank, be for the account of such named Distribution Agent.

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(ii)(A) In connection with the issue of any Tranche of Bank Notes that are to be admitted to the regulated market of the Irish Stock Exchange, the Distribution Agent (if any) named as the stabilizing manager (or persons acting on behalf of any stabilizing manager) in the applicable Final Terms (as defined in Section 4(f) of this Agreement) (the “Stabilizing Manager”) may over-allot Bank Notes, provided that the aggregate principal amount of such Bank Notes allotted does not exceed 105 per cent. of the aggregate principal amount of the relevant Tranche, or effect transactions with a view to supporting the market price of the Bank Notes at a level higher than that which might otherwise prevail. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of a Stabilizing Manager) will undertake stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the relevant Tranche of Bank Notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the Settlement Date (as defined in Section 2(a) of this Agreement) of the relevant Tranche of Bank Notes and 60 days after the date of the allotment of the relevant Tranche of Bank Notes.

(B) Any loss or profit sustained as a consequence of any such over-allotment or stabilizing will be for the account of the Stabilizing Manager. In carrying out any stabilization activity, the Stabilizing Manager shall act as principal and not as an agent of the Bank.

(C) The Bank represents and warrants that it has not issued and will not issue, without the prior consent of the Stabilizing Manager (such consent not to be unreasonably withheld), any press or other public announcement referring to the proposed issue of the Bank Notes unless the announcement adequately discloses that stabilizing action may take place in relation to the Bank Notes to be issued.

(D) The Bank authorizes the Stabilizing Manager to make all appropriate announcements and disclosures in relation to any stabilization or ancillary stabilization action taken in respect of the Bank Notes.

(g) Reliance. The Bank and the Distribution Agents agree that the Bank Notes purchased by the Distribution Agents shall be purchased, and the Bank Notes the placement of which a Distribution Agent arranges shall be placed by such Distribution Agent, in reliance on the representations, warranties, covenants and agreements of the Bank contained herein and on the terms and conditions and in the manner provided herein.

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SECTION 2. Representations and Warranties.

(a) The Bank represents and warrants to each Distribution Agent as of the date hereof, as of the date of each acceptance by the Bank of an offer for the purchase of Bank Notes (whether to the Distribution Agent as principal or through the Distribution Agent as agent), as of the date of each delivery of Bank Notes (whether to such Distribution Agent as principal or through such Distribution Agent as agent) (the date of each such delivery to a Distribution Agent as principal being hereafter referred to as a “Settlement Date”), as of the Applicable Time (as defined below) and as of the times referred to in Section 8(b) hereof (each of the times referenced above being referred to hereafter as a “Representation Date”), as follows:

(i) Offering Circular; Disclosure Package. The Bank has prepared an offering circular, dated November 21, 2006 (as such document may hereafter be amended or supplemented (including by any Pricing Supplement or Final Terms) by the Bank, including the material incorporated therein by reference, the “Offering Circular”), to be used by the Distribution Agents in connection with the Distribution Agents’ solicitation of purchasers of, or offering of, the Bank Notes; provided, however, that if any amendment or supplement shall be provided to the Distribution Agents for use in connection with an offering of the Bank Notes, the term “Offering Circular” shall be deemed to refer to and include such amendment or supplement from and after the time it is first provided to the Distribution Agents for use. The Offering Circular, as of the date hereof, does not and, as of the applicable Representation Date, will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the representations and warranties in this paragraph shall not apply to statements in or omissions from the Offering Circular made in reliance upon, and in conformity with, information furnished to the Bank in writing by the Distribution Agents expressly for use therein.

In respect of each Tranche agreed as contemplated herein (i) to be admitted to listing and/or admitted to trading on one or more Stock Exchange(s) or (ii) where there is an offer of Bank Notes to the public (as defined in Section 17 of this Agreement), the Bank has prepared the Filed Prospectus. The Filed Prospectus, together with the applicable Final Terms or Pricing Supplement, as the case may be, will be approved as a prospectus by the Financial Regulator for the purpose of the Irish Regulations and will contain all information as may be required by the laws, rules and regulations applicable to the relevant Stock Exchange(s), the Prospectus Directive, the Irish Regulations (as defined in Section 17 of this Agreement) and Regulation 809/2004 of the European Union, as the case may be.

The Disclosure Package (as defined below) as of the Applicable Time will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph shall not apply to statements in the Disclosure Package made in reliance upon and in conformity with information furnished to the Bank in writing by the Distribution Agents expressly for use therein.

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Any individual Supplemental Offering Materials (as defined in Section 4(j) of this Agreement), when considered together with the Disclosure Package, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this paragraph shall not apply to statements in such Supplemental Offering Materials made in reliance upon and in conformity with information furnished to the Bank in writing by the Distribution Agents expressly for use therein.

“Applicable Time” means such time as agreed between the Bank and the Distribution Agents to whom or through whom the issue of Bank Notes are being sold in (i) a Terms Agreement or (ii) any other written agreement of the Bank and such Distribution Agents.

“Disclosure Package” means the Offering Circular, together with the information, if any, identified as being part of the Disclosure Package in (i) a Terms Agreement or (ii) any other written agreement of the Bank and the Distribution Agents to whom or through whom the issue of Bank Notes are being sold.

The Bank has incorporated by reference in the Offering Circular the publicly available portions of each of its Consolidated Reports of Condition and Income (each, a “Call Report”), and any amendments or supplements thereto, for the quarterly periods in the years ended December 31, 2005, 2004 and 2003, and for the quarterly periods ended March 31, June 30 and September 30, 2006. The publicly available portions of any Call Reports filed by the Bank subsequent to the date of the Offering Circular and prior to the termination of the offering of the Bank Notes will be incorporated therein by reference.

In addition, the Bank has been authorized by SunTrust Banks to incorporate by reference in the Offering Circular SunTrust Banks’ Annual Report on Form 10-K for it most recently ended fiscal year, Quarterly Reports on Form 10-Q since its most recently ended fiscal year, Current Reports on Form 8-K since its most recently ended fiscal year and each other document filed by SunTrust Banks (and any and all amendments thereto) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations thereunder (except that information in such documents deemed not to have been filed in accordance with the rules of the Securities and Exchange Commission (the “Commission”) shall not be incorporated by reference).

The documents incorporated by reference into the Offering Circular and the Disclosure Package, at the time they were or hereafter are filed with the applicable federal regulatory authorities, complied or when so filed will comply in all material respects with the 1934 Act or the rules and regulations otherwise applicable thereto, as the case may be. Such documents, when

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read together with the other information in the Offering Circular and the Disclosure Package, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(ii) Due Organization, Valid Existence and Good Standing. The Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, and is licensed, registered or qualified to conduct the business in which it is engaged in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such license, registration or qualification, except to the extent that the failure to be so licensed, registered or qualified or to be in good standing would not have a material adverse effect on the Bank and its subsidiaries taken as a whole. The Bank is a wholly-owned indirect subsidiary of SunTrust Banks, a Georgia corporation that has securities registered under the 1934 Act.

(iii) Due Authorization, Execution and Delivery of this Agreement, the Global Agency Agreement, the Amended and Restated Interest Calculation Agreement, the Amended and Restated Exchange Rate Agency Agreement and the Letters of Representations. This Agreement, the Global Agency Agreement, the Amended and Restated Interest Calculation Agreement dated as of November 21, 2006, between the Bank and Deutsche Bank Trust Company Americas (the “Interest Calculation Agreement”), the Exchange Rate Agency Agreement dated as of November 21, 2006, between the Bank and Deutsche Bank AG, London Branch (the “Exchange Rate Agency Agreement”) and the Short-Term and Medium-Term Letters of Representation dated March 31, 2004 (the “Letters of Representations”), between the Bank, Deutsche Bank Trust Company Americas and The Depository Trust Company, have been duly authorized, executed and delivered by the Bank and are valid and legally binding agreements of the Bank, enforceable against the Bank in accordance with their respective terms, subject to applicable bankruptcy, liquidation, insolvency, fraudulent transfer, reorganization, moratorium, conservatorship, receivership and similar laws of general applicability relating to, or affecting, creditors’ rights, and to general equity principles.

(iv) Due Authorization, Execution and Delivery of the Bank Notes. The Bank Notes have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and authenticated against payment of the consideration therefor, the Bank Notes will be valid and legally binding obligations of the Bank, enforceable against the Bank in accordance with their respective terms, subject to applicable bankruptcy, liquidation, insolvency, fraudulent transfer, reorganization, moratorium, conservatorship, receivership and similar laws of general applicability relating to, or affecting, creditors’ rights, and to general equity principles.

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(v) Exemption from Registration. The Bank Notes are exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”), pursuant to Section 3(a)(2) thereof. Qualification of an indenture under the Trust Indenture Act of 1939, as amended, is not required in connection with the offer, sale, issuance or delivery of the Bank Notes pursuant to this Agreement or any applicable Terms Agreement.

(vi) Exemption from Investment Company Act. The Bank is not required to register under the provisions of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or to take any other action with respect to or under the Investment Company Act.

(vii) No Other Approvals Required. No consent, approval or authorization of or filing with any governmental body or agency is required for the performance by the Bank of its obligations under this Agreement, the Bank Notes, the Global Agency Agreement, the Interest Calculation Agreement, the Exchange Rate Agency Agreement, the Letters of Representations and any applicable Terms Agreement (provided that the representations contained in the immediately preceding clause with respect to approvals under the laws of foreign countries shall only be to the best knowledge of the Bank) or the consummation by the Bank of the transactions contemplated by this Agreement and any agreement with a Distribution Agent to purchase such Bank Notes as principal, except (A) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Bank Notes, (B) with respect to Subordinated Notes, such approvals of the Georgia Department of Banking and Finance as are required by Section 7-1-419 of the Official Code of Georgia, which approvals have been obtained and (C) in the case of issuances of Bank Notes where the Prospectus Directive would apply, any approvals or publications required by the Prospectus Directive, which approvals or publications have been obtained or made.

(viii) Description of Bank Notes. The Bank Notes are substantially in the form heretofore delivered to the Distribution Agents and conform in all material respects to the description thereof contained in the Offering Circular under the caption “Description of Notes” and in the Disclosure Package.

(ix) Priority of Bank Notes. The Senior Notes are unsecured and unsubordinated debt obligations of the Bank and rank pari passu among themselves and with all other unsecured and unsubordinated debt obligations of the Bank except, (A) pursuant to Section 11(d)(11) of the Federal Deposit Insurance Act, the Bank’s unsecured deposit obligations and (B) pursuant to Section 7-1-202 of the Official Code of Georgia, the Bank’s deposit obligations. The Subordinated Notes are unsecured and subordinated debt obligations of the Bank, rank pari passu among themselves, and are subordinated and junior in right of payment to the Bank’s obligations to depositors and general creditors, other than obligations which, by their express terms, rank on a parity with or junior to the Subordinated Notes. Upon issuance, the Subordinated Notes will qualify as Tier 2 capital of the Bank (within the meaning of Appendix A to 12 C.F.R. Part 208).

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(x) No Violation. Neither the Bank or any of its subsidiaries nor SunTrust Banks or any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound which might result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Bank and its subsidiaries, considered as one enterprise, or might materially and adversely affect the properties or assets thereof or might materially and adversely affect the consummation of this Agreement, the Global Agency Agreement, the Interest Calculation Agreement, the Exchange Rate Agency Agreement, the Letters of Representations or the Bank Notes or any transaction contemplated hereby or thereby. The execution, issuance and delivery by the Bank of the Bank Notes, and the execution, delivery and performance by the Bank of this Agreement, the Global Agency Agreement, the Interest Calculation Agreement, the Exchange Rate Agency Agreement, the Letters of Representations and any applicable Terms Agreement, will not violate any law, rule, regulation, order, judgment or decree applicable to SunTrust Banks or its subsidiaries or to the Bank or its subsidiaries (including without limitation, Sections 7-1-291 and 7-1-419 of the Official Code of Georgia) or violate any provision of the Bank’s charter or by-laws, or conflict with or result in a material breach of or constitute a material default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of SunTrust Banks or its subsidiaries or the Bank or its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which SunTrust Banks or any of its subsidiaries or the Bank or any of its subsidiaries, or the property of any of them, is bound or subject.

(xi) No Material Adverse Change. Since the respective dates as of which information is given or incorporated by reference in the Offering Circular and the Disclosure Package (a) there has not been any material adverse change, or any development which could be expected to result in a material adverse change, in the condition, financial or otherwise, or business affairs or business prospects of the Bank and its subsidiaries or of SunTrust Banks and its subsidiaries, as the case may be, considered as one enterprise, whether or not arising in the ordinary course of business, other than as set forth or contemplated in the Offering Circular and the Disclosure Package (including the material incorporated by reference therein), and (b) there have been no material transactions entered into by the Bank or any of its subsidiaries or SunTrust Banks and any of its subsidiaries, considered as one enterprise, other than those in the ordinary course of business.

(xii) Rating. The Bank Notes have been rated in one of the top four ratings categories by at least one “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act) and by each other nationally recognized statistical rating organization that has rated the Bank Notes.

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(xiii) Financial Statements and Financial Information. The financial statements and other financial information of SunTrust Banks and its consolidated subsidiaries included or incorporated by reference in the Offering Circular or the Disclosure Package present fairly the consolidated financial position of SunTrust Banks and its consolidated subsidiaries, as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; the Call Reports and other financial information of the Bank included or incorporated by reference in the Offering Circular or the Disclosure Package present fairly its financial position and the results of its operations for the periods specified therein, and except as stated therein, have been prepared in conformity with regulatory instructions issued by the Federal Financial Institution Examination Council applied on a consistent basis; and financial information of certain financial institutions, if any, acquired or consolidated with or proposed to be acquired by or consolidated with SunTrust Banks or the Bank included or incorporated by reference in the Offering Circular or the Disclosure Package present fairly the financial position of such financial institutions as of the dates indicated therein and the results of their operations for the periods specified therein.

(xiv) Compliance with Limitations on Bank Liabilities. The Bank will not issue any Bank Note if the aggregate amount of outstanding liabilities of the Bank for money borrowed as a result of the issuance of such Bank Note exceeds the limitations set forth in Sections 7-1-291 and 7-1-419 of the Official Code of Georgia, unless otherwise expressly approved by the Georgia Department of Banking and Finance.

(xv) Legal Proceedings. Except as may be set forth in the Offering Circular and the Disclosure Package, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Bank, threatened against or affecting, SunTrust Banks or any of its subsidiaries or the Bank or any of its subsidiaries, which is reasonably likely to be adversely determined against such party and, if adversely determined against such party, might, in the opinion of the Bank, result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, properties or assets of the Bank and its subsidiaries considered as one enterprise, or might materially and adversely affect the consummation of this Agreement, the Global Agency Agreement, the Interest Calculation Agreement, the Exchange Rate Agency Agreement or the Bank Notes or any transaction contemplated hereby or thereby. Except as may be set forth in the Offering Circular and the Disclosure Package, none of the Bank nor any of its subsidiaries is a party to or otherwise subject to any consent decree, memorandum of understanding, written commitment or

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other supervisory agreement with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the FDIC or the Georgia Department of Banking and Finance (collectively, the “Banking Regulators”) or any other federal or state agency or authority.

(xvi) Commodity Exchange Act. The Bank Notes, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Global Agency Agreement, will be excluded or exempted under the provisions of the Commodity Exchange Act.

(xvii) Relationship with Distribution Agents. The Bank acknowledges and agrees that (a) the offering or purchase and sale of the Bank Notes pursuant to this Agreement from time to time, including the determination of the terms of the Bank Notes and the offering price thereof and any related discounts or commissions, is an arm’s-length commercial transaction between the Bank, on the one hand, and the several Distribution Agents, on the other hand, (b) in connection with any offering pursuant to this Agreement and the process leading to such offering each Distribution Agent is and has been acting solely as a principal or placement agent, as the case may be, and not a fiduciary of the Bank, or its stockholder, creditors, employees or any other party, (c) no Distribution Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Bank with respect to any offering pursuant to this Agreement or the process leading thereto (irrespective of whether such Distribution Agent has advised or is currently advising the Bank on other matters) and no Distribution Agent has any obligation to the Bank with respect to any offering pursuant to this Agreement except the obligations expressly set forth in this Agreement, (d) the Distribution Agents and their respective affiliates are and may be engaged in a broad range of transactions that involve interests that differ from those of the Bank and (e) the Distribution Agents have not provided any legal, accounting, regulatory or tax advice with respect to any offering contemplated hereby and the Bank has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(xviii) Affiliated Brokers or Dealers. Except for Sun Trust Capital Markets, Inc., and except as otherwise disclosed in writing to the Distribution Agents, neither of the Bank nor any of its officers or, to the knowledge of the Bank, any of its directors, (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the 1934 Act, or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the National Association of Securities Dealers, Inc. (the “NASD”)) any member firm of the NASD.

(b) Additional Certifications. Any certificate signed by any officer of the Bank and delivered to the Distribution Agents or to counsel for the Distribution Agents in connection with an offering of Bank Notes, or the sale of Bank Notes to a Distribution Agent as principal, contemplated by this Agreement shall be deemed a representation and warranty by the Bank to the Distribution Agents as to the matters covered thereby on the date of such certificate and at each Representation Date referred to in Section 2(a) hereof subsequent thereto.

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SECTION 3. Purchases as Principal; Solicitations as Distribution Agents.

(a) Purchases as Principal. Unless otherwise agreed to by a Distribution Agent and the Bank, Bank Notes shall be purchased by the Distribution Agent as principal. Such purchases shall be made in accordance with terms agreed upon by the Distribution Agent and the Bank with respect to such information (as applicable) as is specified in Exhibit A hereto (which terms shall be agreed upon orally, and which may or may not be confirmed in writing in the form of Exhibit A, prepared by the Distribution Agent and mailed or sent via facsimile transmission to the Bank) and, in the case of sales to Distribution Agents on a syndicated basis, a separate terms agreement substantially in the form of Exhibit G hereto. Any oral or written agreement entered into pursuant to the previous sentence, including any agreement in the form of Exhibit G hereof, is referred to herein as a “Terms Agreement”. The Distribution Agent’s commitment to purchase Bank Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Bank herein contained and shall be subject to the terms and conditions herein set forth. Each purchase of Bank Notes shall be at a discount from the principal amount of each such Bank Note equivalent to the commission to be agreed to by the Bank and each such Distribution Agent and set forth in the Terms Agreement. The Distribution Agent may engage the services of any other broker or dealer in connection with the resale of the Bank Notes purchased as principal and may allow any portion of the discount received in connection with such purchases from the Bank to such brokers and dealers. At the time of each purchase of Bank Notes by a Distribution Agent as principal, the Distribution Agent shall specify the requirements for the officers’ certificates, opinions of counsel and the accountant’s letter pursuant to Sections 8(b)(iii), 8(c)(iii) and 8(d)(iii) hereof. The resale of any Bank Notes acquired by such Distribution Agent as principal shall be subject to all of the applicable selling restrictions set forth in Exhibit F hereto.

(b) Solicitations as Distribution Agents. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed upon by the Bank and a Distribution Agent, such Distribution Agent, as an agent of the Bank, will use its reasonable efforts to solicit offers to purchase the Bank Notes upon the terms and conditions set forth herein and in the Offering Circular. All Bank Notes sold through a Distribution Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Bank and the Distribution Agent.

The Bank reserves the right, in its sole discretion, to suspend solicitation of purchases of the Bank Notes through the Distribution Agents, as agents, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Bank, the Distribution Agents will forthwith suspend solicitation of purchases from the Bank until such time as the Bank has advised the Distribution Agents that such solicitation may be resumed. During such period, the Bank shall not be required to comply with the

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provisions of Sections 8(b), (c) and (d). Upon advising the Distribution Agents that such solicitation may be resumed, however, the Bank shall simultaneously provide the documents required to be delivered by Sections 8(b), (c) and (d), and the Distribution Agents shall have no obligation to solicit offers to purchase the Bank Notes until such documentation has been received by the Distribution Agents.

The Bank agrees to pay each Distribution Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Bank Note sold by the Bank as a result of a solicitation made by such Distribution Agent as agreed to by the Bank and each such Distribution Agent. The Distribution Agents may reallow any portion of the commission payable pursuant hereto to dealers in connection with the offer and sale of the Bank Notes.

(c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Bank Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Bank and the applicable Distribution Agent and set forth in a Pricing Supplement or Final Terms, as the case may be, to the Offering Circular to be prepared in connection with each sale of Bank Notes. Administrative procedures with respect to the sale of Bank Notes shall be agreed upon from time to time by the Distribution Agents and the Bank (the “Procedures”). The initial Procedures, as agreed upon by the Distribution Agents and the Bank, are attached hereto as Exhibit H. The Distribution Agents and the Bank agree to perform the respective duties and obligations specifically provided to be performed by the Distribution Agents and the Bank herein and in the Procedures.

(d) Delivery. The documents required to be delivered by Section 6 hereof shall be delivered at the office of Sidley Austin LLP, on the date hereof, or at such other time as the Distribution Agents and the Bank may agree upon in writing (the “Closing Time”).

SECTION 4. Covenants of the Bank.

The Bank covenants with the Distribution Agents as follows:

(a) Amending Offering Circular or Disclosure Package. The Bank will give the Distribution Agents notice of its intention to prepare any additional offering circular supplement with respect to the sale of the Bank Notes or any amendment or supplement to the Offering Circular or the Disclosure Package and will furnish the Distribution Agents with copies of any such amendment or supplement or other documents proposed to be distributed a reasonable time in advance of such proposed distribution and will not distribute any such amendment or supplement or other documents in a form to which the Distribution Agents or counsel for the Distribution Agents shall reasonably object.

(b) Copies of Offering Circular and Disclosure Package. The Bank will deliver to the Distribution Agents as many copies of the Offering Circular and the Disclosure Package (as amended or supplemented, including documents incorporated by reference therein) as the Distribution Agents shall reasonably request in connection with sales or solicitations of offers to purchase the Bank Notes.

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(c) Revisions of Offering Circular or Disclosure Package – Material Changes. Except as otherwise provided in Subsection (d) of this Section 4, if any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Distribution Agents or counsel for the Bank, to (i) amend or supplement the Offering Circular in order that the Offering Circular will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein not misleading in the light of the circumstances existing at any Representation Date or the time it is delivered to a purchaser, (ii) amend or supplement the Disclosure Package in order that the Disclosure Package will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein not misleading in the light of the circumstances existing at any Representation Date or the time it is delivered to a purchaser or (iii) amend or supplement the Offering Circular to comply with applicable laws, rules or regulations, including, without limitation, the rules or regulations of any Stock Exchange on which the Bank Notes are listed, the Prospectus Directive or Regulation 809/2004 of the European Union, in each case immediate notice shall be given, and confirmed in writing, to the Distribution Agents to cease the solicitation of offers to purchase the Bank Notes in their capacity as agents and to cease sales of the Bank Notes the Distribution Agents may then own as principal, and the Bank will promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission. The Bank will procure that any such amendment or supplement is approved by the Financial Regulator for the purposes of all applicable laws. The Distribution Agents shall, at such time as the Bank shall have furnished to the Distribution Agents an amended or supplemented Offering Circular or an amended or supplemented Disclosure Package, as the case may be, in each case in form satisfactory to the Distribution Agents and their counsel, resume solicitation of offers to purchase Bank Notes using the Offering Circular or the Disclosure Package, as the case may be, so amended and supplemented. Notwithstanding the foregoing, any amendment or supplement to be made to the Disclosure Package after the Applicable Time will be subject to the prior written approval of the Distribution Agent(s) purchasing Bank Notes as principal, as provided in Section 12(b)(vi)(y) hereof. The Bank agrees to update the Offering Circular through amendment or supplement no less than annually from the date hereof.

(d) Suspension of Certain Obligations. The Bank shall not be required to comply with the provisions of subsection (c) of this Section 4 during any period from the later of the time (i) the Distribution Agents shall have suspended solicitation of purchases of the Bank Notes in their capacity as agents pursuant to a request from the Bank and (ii) no Distribution Agent shall then hold any Bank Notes purchased as principal pursuant hereto, until the time the Bank shall determine that solicitation of purchases of the Bank Notes should be resumed or the Distribution Agent shall subsequently purchase Bank Notes from the Bank as principal.

(e) Regulatory Reports. Upon request, the Bank shall provide the Distribution Agents with copies of the publicly available portion of any reports required to be filed by the Bank or SunTrust Banks with any United States or state supervisory or regulatory authority as promptly as reasonably practicable after such reports become publicly available.

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(f) Preparation of Pricing Supplements and Final Terms; Filing of Final Terms. The Bank will prepare, with respect to (x) a Tranche of Bank Notes to be sold through or to the Distribution Agents pursuant to this Agreement, a pricing supplement substantially in the form of Exhibit A hereto (a “Pricing Supplement”) with respect to the Bank Notes, or (y) with respect to a Tranche of Bank Notes to be sold through or to the Distribution Agents pursuant to this Agreement and admitted to trading on the Irish Stock Exchange’s regulated market, or such other or further Stock Exchanges or markets agreed between the Bank and the relevant Distribution Agent(s), a final terms substantially in the for of Annex B to the Offering Circular (a “Final Terms”), in each case in a form previously approved by the Distribution Agents. In relation to any Bank Notes agreed by the Bank and the Distribution Agents to be admitted to trading on a Regulated Market (as defined in Section 17 of this Agreement) and/or listed on any Stock Exchange(s), the Bank will ensure that the relevant Final Terms is lodged with, and approved by the Competent Authority of, such Regulated Market(s) and/or Stock Exchange(s) by the time required by such Regulated Markets and/or Stock Exchange(s).

(g) Blue Sky Qualifications. The Bank will endeavor, in cooperation with the Distribution Agents, to qualify the Bank Notes for offering and sale under the applicable securities laws of such States and other jurisdictions of the United States as the Distribution Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Bank Notes; provided, however, that the Bank shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Bank will file such statements and reports as may be required by the laws of each jurisdiction in which the Bank Notes have been qualified as above provided. The Bank will promptly advise the Distribution Agents of the receipt by the Bank of any notification with respect to the suspension of the qualification of the Bank Notes for sale in any such State or jurisdiction or the initiating or threatening of any proceeding for such purpose.

(h) Stand-Off Agreement. In connection with a purchase by a Distribution Agent of Bank Notes as principal, between the date of the agreement to purchase such Bank Notes and the Settlement Date with respect to such purchase, the Bank will not, without the prior consent of the Distribution Agent who is party to such agreement, offer or sell, or enter into any agreement to sell, any debt securities of the Bank (other than the Bank Notes that are to be sold pursuant to such agreement and deposit and other bank obligations issued and sold directly by the Bank in the ordinary course of its business).

(i) No Deposit-Taking. In respect of any Bank Notes having a maturity of less than one year, the Bank will issue such Bank Notes only if the following conditions apply (or the Bank Notes can otherwise be issued without contravention of Section 19 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)):

(i) Each relevant Distribution Agent represents and agrees that it will comply with the terms set out in the section headed “United Kingdom” in Exhibit F (Selling Restrictions); and

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(ii) The redemption value of each such Bank Note is not less than £100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than sterling), and no part of any Bank Note may be transferred unless the redemption value of that part is not less than £100,000 (or such an equivalent amount).

(j) No Other Offering Documents. The Bank represents and agrees that it has not used, and that it will not use, unless it obtains the prior consent of the Distribution Agents to whom or through whom a Tranche of Bank Notes is to be sold, any Supplemental Offering Materials with respect to such Bank Notes. Each Distribution Agent represents and agrees, severally and not jointly, that it will not use, unless it obtains the prior consent of the Bank, any Supplemental Offering Materials with respect to a Tranche of Bank Notes. As used herein, “Supplemental Offering Materials” means any “written communication” (within the meaning of the regulations of the Commission under the 1933 Act), other than the Offering Circular and the Disclosure Package, prepared by or on behalf of the Bank, or used or referred to by the Bank, that constitutes an offer to sell or a solicitation of an offer to buy the Bank Notes, including without limitation any such written communication that would, if the sale of the Bank Notes was to be conducted as a public offering pursuant to a registration statement filed with the Commission and the Offering Circular was to be considered to be a prospectus satisfying the requirements of Section 10(a) of the 1933 Act (a “Public Offering”), constitute an “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act. Notwithstanding anything to the contrary herein, the Distribution Agents may convey to investors, without the prior consent of the Bank, (i) customary information regarding any Tranche of Bank Notes that would, in a Public Offering, be exempt from filing pursuant to Rule 433(d)(5)(i), (ii) the final terms of any Tranche of Bank Notes that would, in a Public Offering, constitute a free writing prospectus required to be filed with the Commission pursuant to Rule 433(d)(5)(ii) and (iii) any information of the type listed in an exhibit to a Terms Agreement or any other written agreement of the Bank and the Distribution Agents to whom or through whom such Tranche of Bank Note are being sold.

SECTION 5. Payment of Expenses.

Whether or not the transactions contemplated hereunder are consummated or this Agreement or any agreement by a Distribution Agent to purchase Bank Notes as principal is terminated, the Bank will pay all expenses incident to the performance of the Bank’s obligations under this Agreement including, without limitation: (a) the preparation, printing and delivery of the Filed Prospectus, the Offering Circular, the Disclosure Package, any Supplemental Offering Materials and all amendments and supplements thereto; (b) the preparation and reproduction of this Agreement; (c) the preparation, issuance and delivery of the Bank Notes, including fees and expenses related to the use of book-entry notes; (d) the fees and disbursements of the Bank’s counsel and accountants, of the Paying Agents, London Issuing Agent, Registrars, Transfer Agent and Listing Agent and of any calculation agents or exchange rate agents and their respective counsel; (e) the reasonable fees and disbursements of counsel to the Distribution Agents incurred in connection with the updating and maintenance of the program relating to the Bank Notes and incurred from time to time in connection with the

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transactions contemplated thereby; (f) any fees charged by rating agencies for rating of the Bank Notes; (g) any advertising and other out-of-pocket expenses of the Distribution Agents incurred with the approval of the Bank; (h) the qualification of the Bank Notes under state securities laws in accordance with the provisions of Section 4(g) hereof, including the filing fees and the reasonable fees and disbursements of counsel for the Distribution Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey; (i) the cost of preparing and providing any CUSIP or other identification numbers for the Bank Notes; (j) compliance with any applicable requirements of Rule 2720 of the Conduct Rules of the NASD, including the filing fees and the reasonable fees and disbursements of counsel for the Distribution Agents in connection therewith; and (k) all fees payable to any exchange, Stock Exchange, Regulated Market, quotation system or listing authority in connection with listing the Bank Notes on such exchange, Stock Exchange, Regulated Market, quotation system or listing authority and maintaining such listing.

SECTION 6. Conditions of Distribution Agents’ Obligations.

The obligations of the Distribution Agents to solicit offers to purchase the Bank Notes as agents of the Bank, the obligations of any purchasers of Bank Notes sold through a Distribution Agent as agent, and any obligation of a Distribution Agent to purchase Bank Notes pursuant to any agreement by such Distribution Agent to purchase Bank Notes as principal (or otherwise), will be subject at all times to the accuracy of the representations and warranties on the part of the Bank herein and to the accuracy of the statements of the Bank’s and SunTrust Banks’ officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Bank of all covenants and agreements herein contained and to the following additional conditions precedent:

(a) Legal Opinions. On the date hereof, and, if required pursuant to Section 8(c) hereof, on each Settlement Date, the Distribution Agents, and, only with respect to any opinions referred to in subparagraph (i) hereof, the Domestic Paying Agent and Domestic Registrar, shall have received the following legal opinions, dated as of the date hereof or the Settlement Date, as the case may be, and in form and substance satisfactory to the Distribution Agents:

(i) Opinion of Counsel to the Bank and SunTrust Banks. The opinion of Raymond D. Fortin, Esq., counsel to the Bank and SunTrust Banks, substantially in the form of Exhibit B.

(ii) Opinion of Counsel to the Distribution Agents. The opinion of Sidley Austin LLP, counsel to the Distribution Agents, covering such matters as they may request.

(b) Officers’ Certificates. On the date hereof, and, if required pursuant to Section 8(b) hereof, on each Settlement Date, the Distribution Agents shall have received a certificate of (i) the President, a Senior Vice President or Vice President, and the Chief

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Financial Officer, Chief Accounting Officer or Treasurer of the Bank satisfactory to the Distribution Agents, substantially in the form of Exhibit C hereto and (ii) the President, a Senior Vice President or Vice President, and the Chief Financial Officer, Chief Accounting Officer or Treasurer of SunTrust Banks satisfactory to the Distribution Agents, substantially in the form of Exhibit D hereto, each dated the date hereof or the Settlement Date, as the case may be.

(c) Representations Certificate. On the date hereof, the Distribution Agents shall have received a certificate of SunTrust Banks, substantially in the form of Exhibit E hereto.

(d) Accountants’ Letter. On the date hereof, and, if required pursuant to Section 8(d) hereof, on each Settlement Date, the Distribution Agents shall have received a letter from PricewaterhouseCoopers LLP, independent accountants to the Bank and SunTrust Banks (or any successor independent registered accounting firm of the Bank), dated as of the date hereof or the Settlement Date, as the case may be, and in form and substance satisfactory to the Distribution Agents.

(e) Listed Bank Notes. By the date hereof, the Distribution Agents shall have received confirmation that the Financial Regulator, in its capacity as Competent Authority under the Prospectus Directive, has approved the Filed Prospectus as a base Prospectus. On each Settlement Date for a Tranche of listed Bank Notes, the Irish Stock Exchange shall have admitted such Bank Notes to the Official List and to trading on the Irish Stock Exchange’s regulated market.

(f) Other Documents. On the date hereof and on each Settlement Date, counsel to the Distribution Agents shall have been furnished with such documents and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the issuance and sale of the Bank Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Bank in connection with the issuance and sale of Bank Notes as herein contemplated shall be satisfactory in form and substance to the Distribution Agents and to counsel to the Distribution Agents.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, at the option of the Distribution Agent, any applicable agreement by such Distribution Agent to purchase Bank Notes as principal) may be terminated by the Distribution Agents (or, in the case of any applicable agreement by a Distribution Agent to purchase Bank Notes as principal, such Distribution Agent) by written notice to the Bank at any time at or prior to the Closing Time and any such termination shall be without liability of any party to any other party, except that the provisions of Section 5 hereof, the indemnity and contribution agreement set forth in Sections 9 and 10 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

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SECTION 7. Delivery of and Payment for Bank Notes Sold through a Distribution Agent.

Delivery of Bank Notes sold through a Distribution Agent as agent shall be made by the Bank to such Distribution Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Bank Note on the date fixed for settlement, the Distribution Agent shall promptly notify the Bank and deliver the Bank Note to the Bank, and, if the Distribution Agent has theretofore paid the Bank for the Bank Note, the Bank will promptly return such funds to the Distribution Agent. If such failure shall have occurred for any reason other than default by the applicable Distribution Agent to perform its obligations hereunder, the Bank will reimburse such Distribution Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Bank.

SECTION 8. Additional Covenants of the Bank.

The Bank covenants and agrees with each Distribution Agent that:

(a) Reaffirmation of Representations and Warranties. Each acceptance by the Bank of an offer for the purchase of Bank Notes (whether to a Distribution Agent as principal or through the Distribution Agent as agent), and each delivery of Bank Notes to the Distribution Agents, shall be deemed to be an affirmation that the representations and warranties of the Bank contained in this Agreement and in any certificate theretofore delivered to the Distribution Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the Applicable Time and at the time of delivery to the purchaser or his agent, or to the applicable Distribution Agent, of the Bank Note or Bank Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to (x) the Offering Circular as amended and supplemented to each such time, including any amendment resulting from the incorporation by reference of documents filed by the Bank or SunTrust Banks, or (y) the Disclosure Package at the Applicable Time).

(b) Subsequent Delivery of Certificates. Each time that (i) the Offering Circular shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates or other variable terms of Bank Notes), (ii) SunTrust Banks files its Form 10-K with the Commission, or within 30 days thereafter, (iii) (if required in connection with the purchase of Bank Notes by a Distribution Agent as principal) the Bank sells Bank Notes to such Distribution Agent as principal or (iv) the Bank issues and sells Bank Notes in a form not previously certified to the Distribution Agents by the Bank, the Bank shall furnish or cause to be furnished forthwith to the Distribution Agents certificates from the Bank and SunTrust Banks dated the date of such amendment or supplement, the date of such filing, or the Settlement Date, as the case may be, to the effect that the statements contained in the certificates which were last furnished to the Distribution Agents by the Bank and SunTrust Banks pursuant to

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Section 6(b) hereof are true and correct at the time of such amendment, supplement or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Offering Circular as amended and supplemented to such time, including any amendment resulting from incorporation by reference of documents filed by the Bank and SunTrust Banks) or, in lieu of such certificates, certificates of the same form as the certificates referred to in said Section 6(b), modified as necessary to relate to the Offering Circular as amended and supplemented to the time of delivery of such certificates.

(c) Subsequent Delivery of Legal Opinions. Each time that (i) the Offering Circular shall be amended or supplemented with respect to the Bank Notes (other than by an amendment or supplement (x) providing solely for a change in interest rates or other variable terms of the Bank Notes or similar changes, or (y) setting forth financial statements or other information as of and for a fiscal period (unless, in the reasonable judgment of the Distribution Agents, an opinion of counsel should be furnished in light of such an amendment)), (ii) SunTrust Banks files its Form 10-K with the Commission, or within 30 days thereafter, (iii) (if required in connection with the purchase of Bank Notes by a Distribution Agent as principal) the Bank sells Bank Notes to such agent as principal or (iv) the Bank issues and sells Bank Notes in a form not previously certified to the Distribution Agents by the Bank, the Bank shall furnish or cause to be furnished forthwith to the Distribution Agents, the Domestic Paying Agent and Domestic Registrar and their respective counsel, a letter from each counsel last furnishing an opinion referred to in Section 6(a)(i) hereof (or such other counsel as may be acceptable to the Distribution Agents) to the effect that the Distribution Agents may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Offering Circular as amended and supplemented to the time of delivery of such letter authorizing reliance) or in lieu of such letter, each such counsel (or such other counsel as may be acceptable to the Distribution Agents) may deliver a letter in the same form as its letter referred to in Section 6(a)(i) but modified, as necessary to relate to the Offering Circular as amended and supplemented to the time of delivery of such letter. With respect to this Section 8(c), the opinion referred to in Section 6(a)(ii) will also be furnished in the same manner contemplated above but only pursuant to Section 8(c)(iii) above.

Any legal opinion delivered pursuant to clause (iii) of this Section 8(c) shall also include the following statements (or shall be accompanied by a letter including such statements):

(A) No facts have come to such counsel’s attention that cause such counsel to believe that as of the Applicable Time, the Disclosure Package (except for the financial statements and related schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement) included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

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(B) No facts have come to such counsel’s attention that cause such counsel to believe that as of the date of the Pricing Supplement or Final Terms, as the case may be, or the Settlement Date, the Offering Circular, together with the Pricing Supplement or Final Terms, as the case may be (except for the financial statements and related schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement), included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

(d) Subsequent Delivery of Accountants’ Letters. Each time that (i) the Offering Circular shall be amended or supplemented with respect to the Bank Notes (other than by an amendment or supplement providing solely for a change in interest rates or other variable terms of the Bank Notes), (ii) if requested by the Distribution Agents, there is filed with the Commission any document incorporated by reference into the Offering Circular, but in any event, within 30 days of SunTrust Banks’ filing of its Form 10-K with the Commission, (iii) (if required in connection with the purchase of Bank Notes by a Distribution Agent as principal) the Bank sells Bank Notes to such agent as principal or (iv) (if required by a Distribution Agent) the Bank issues and sells Bank Notes in a form not previously certified to the Distribution Agents by the Bank, the Bank shall furnish or cause to be furnished forthwith to the Distribution Agents and the Distribution Agents’ counsel a letter from PricewaterhouseCoopers LLP (or any successor independent registered accounting firm of the Bank) reaffirming the statements made in its letter delivered pursuant to Section 6(d), or in lieu of such letter, PricewaterhouseCoopers LLP (or any successor independent registered accounting firm of the Bank) may deliver a letter in the same form as its letter referred to in Section 6(d) but modified as necessary to relate to the Offering Circular as amended and supplemented to the time of delivery of such letter.

(e) Listing. In connection with any application to list Bank Notes on the Irish Stock Exchange or any other Stock Exchange, the Bank will furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect such listing(s) and maintain such listing(s) until none of such Bank Notes is outstanding or until such time as payment in respect of principal, premium, if any, and interest in respect of all such Bank Notes has been duly provided for, whichever is earlier.

Notwithstanding the foregoing, the Bank shall have the right to procure the delisting of any Bank Notes listed and/or admitted to the Official List and/or to trading on the Irish Stock Exchange’s regulated market or such other Stock Exchange(s), if the Bank reasonably concludes after the date hereof that it is unduly burdensome to maintain such listing and/or admission to trading of such Bank Notes on the Irish Stock Exchange’s regulated market or such other Stock Exchange(s). The Bank may, but shall not be obliged to, seek an alternative listing for such Bank Notes.

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SECTION 9. Indemnification.

(a) Indemnification of Distribution Agents. The Bank agrees to indemnify and hold harmless each Distribution Agent, each person who controls any Distribution Agent and each affiliate of any Distribution Agent which assists such Distribution Agent in the distribution of the Bank Notes within the meaning of the 1933 Act or of the 1934 Act against any and all losses, claims, damages, expenses or liabilities, to which they or any of them may become subject under the 1933 Act or the 1934 Act or other Federal or state, or other, statutory law or regulation, at common law or otherwise, as incurred, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, the Disclosure Package or any Supplemental Offering Materials (including for purposes of this Section 9 all amendments and supplements thereto and any of the documents incorporated by reference therein), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Bank will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Bank by or on behalf of any Distribution Agent specifically for use in the Offering Circular, the Disclosure Package or any Supplemental Offering Materials. This indemnity agreement will be in addition to any liability which the Bank may otherwise have.

(b) Indemnification of the Bank. Each Distribution Agent severally agrees to indemnify and hold harmless the Bank and each person who controls the Bank within the meaning of the 1933 Act or of the 1934 Act to the same extent as the foregoing indemnity from the Bank to each Distribution Agent, but only with reference to written information furnished to the Bank by or on behalf of such Distribution Agent specifically for use in the Offering Circular, the Disclosure Package or any Supplemental Offering Materials. This indemnity agreement will be in addition to any liability which any Distribution Agent may otherwise have.

(c) Notification. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel

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reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Distribution Agents, each affiliate of any Distribution Agent which assists such Distribution Agent in the distribution of the Bank Notes and such control persons of the Distribution Agents shall be designated in writing by the Distribution Agents that are Indemnified Parties and any such separate firm for the Bank, its directors, its officers and such control persons of the Bank or authorized representatives shall be designated in writing by the Bank. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

SECTION 10. Contribution.

If the indemnification provided for in paragraphs (a) or (b) of Section 9 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Bank Notes, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the

24

amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and each Distribution Agent on the other from the offering of the Bank Notes to which such loss, claim, damage or liability relates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Bank on the one hand and each Distribution Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and each Distribution Agent on the other hand in connection with the offering of such Bank Notes shall be deemed to be in the same respective proportion as the net proceeds from the offering of such Bank Notes (before deducting expenses) received by the Bank and the total discounts and commissions received by each Distribution Agent in respect thereof bear to the aggregate offering price of such Bank Notes. The relative fault of the Bank on the one hand and of each Distribution Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or by such Distribution Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or the omission or alleged omission.

The Bank and each Distribution Agent agrees that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if all Distribution Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 10. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to above in Sections 9 and 10 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Sections 9 and 10, in no event shall a Distribution Agent be required to contribute any amount in excess of the amount by which the total price at which the Bank Notes referred to in Section 10 that were sold by or through such Distribution Agent exceeds the amount of any damages that such Distribution Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of each Distribution Agent to contribute pursuant to this Section 10 is several (in the proportion that the principal amount of the Bank Notes the sale of which by or through such Distribution Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Bank Notes the sale of which by or through any Distribution Agent gave rise to such losses, claims, damages or liabilities) and is not joint.

25

SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Bank pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Distribution Agents or any controlling person of a Distribution Agent, or by or on behalf of the Bank, and shall survive each delivery of and payment for any of the Bank Notes.

SECTION 12. Termination.

(a) Termination of this Agreement. This Agreement (excluding any agreement hereunder by a Distribution Agent to purchase Bank Notes as principal) may be terminated for any reason, at any time by either the Bank or any of the Distribution Agents as to itself, immediately upon the giving of 30 days’ written notice of such termination to the other party hereto in accordance with the provisions of Section 13 hereof.

(b) Termination of an Agreement to Purchase Bank Notes as Principal. A Distribution Agent may terminate an agreement hereunder by such Distribution Agent to purchase Bank Notes as principal, immediately upon written notice to the Bank, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Offering Circular or the Disclosure Package, any material adverse change, or any development which could be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Bank and its subsidiaries, or of SunTrust Banks and its subsidiaries, as the case may be, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of such Distribution Agent, impracticable to market the Bank Notes or enforce contracts for the sale of the Bank Notes, or (iii) there shall have occurred a change in international financial, political or economic conditions or currency exchange rates or exchange controls as would be likely to prejudice materially the sale by such Distribution Agent of the Bank Notes, or (iv) if trading in any securities of the Bank or SunTrust Banks shall have been suspended by the Commission or a national securities exchange, or if trading generally on any of the Irish Stock Exchange (or any other Stock Exchange or Regulated Market, if a Series of Bank Notes is then listed on such Stock Exchange or Regulated Market), the New York Stock Exchange or the Chicago Board of Trade shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, by any of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either federal, New York State or Georgia authorities, as the case may be, or there shall have occurred a material disruption in commercial banking or securities clearance settlement services in the United States, or (v) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Bank or SunTrust Banks as of the date of any agreement by a Distribution Agent to purchase the Bank Notes as principal shall have been lowered since that date or if any such rating agency shall have publicly

26

announced that it has placed under surveillance or review, other than with positive implications, its rating of any debt securities or deposits of the Bank or SunTrust Banks, or (vi) if there shall have come to such Distribution Agent’s attention any facts that would cause such Distribution Agent to believe that (x) the Offering Circular or any amendments thereto or supplements thereof, at the time it was required to be delivered to a purchaser of Bank Notes, or (y) the Disclosure Package, at the Applicable Time or at the Settlement Date (excluding, for the purposes of this clause (y), any amendment or supplement to the Disclosure Package made after the Applicable Time, unless the Distribution Agents have agreed in writing to such amendment or supplement) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time of such delivery, the Applicable Time or the Settlement Date, as the case may be, not misleading.

(c) General.

In the event of any such termination, none of the parties will have any liability to the other parties hereto, except that (i) the Distribution Agents shall be entitled to any commissions earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (a) a Distribution Agent shall own any Bank Notes purchased with the intention of reselling them or (b) an offer to purchase any of the Bank Notes has been accepted by the Bank but the time of delivery to the purchaser or his agent of the Bank Note or Bank Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 8 hereof shall remain in effect until such Bank Notes are so resold or delivered, as the case may be, and (iii) the provisions of Section 5 hereof, the indemnity and contribution agreements set forth in Sections 9 and 10 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

SECTION 13. Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

27

If to the Bank:

SunTrust Bank

303 Peachtree Street, N.E.

Atlanta, Georgia 30308

Mail Code: Georgia-Atlanta-0635

Attention: Treasurer

Telephone number: (404) 581-1281

Facsimile number: (404) 724-3749

, together with a copy to:

General Counsel

SunTrust Bank

303 Peachtree Street, N.E.

Atlanta, Georgia 30308

Mail Code: Georgia-Atlanta-0643

Facsimile Number: (404) 724-3550

If to SunTrust Banks:

SunTrust Banks, Inc.

303 Peachtree Street, N.E.

Atlanta, Georgia 30308

Mail Code: Georgia-Atlanta-0635

Attention: Treasurer

Telephone number: (404) 581-1281

Facsimile number: (404) 724-3749

, together with a copy to:

General Counsel

SunTrust Bank

303 Peachtree Street, N.E.

Atlanta, Georgia 30308

Mail Code: Georgia-Atlanta-0643

Facsimile Number: (404) 724-3550

If to the Distribution Agents, at the respective addresses specified in Schedule 1 hereto, or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14. Parties.

This Agreement shall inure to the benefit of and be binding upon the Distribution Agents, the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors

28

referred to in Sections 9 and 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Bank Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Governing Law.

This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of New York applicable to agreements made and to be performed in such state without regard to its conflicts of laws principles. Any suit, action or proceeding brought by the Bank or SunTrust Banks in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

SECTION 16. Default by One or More of the Distribution Agents Acting as Principal.

If one or more of the Distribution Agents acting as principal pursuant to Section 3(a) hereof shall fail at any Settlement Date to purchase the Bank Notes that it or they are obligated to purchase under the applicable Terms Agreement (the “Defaulted Notes”), then the non-defaulting Distribution Agent(s) acting as principal pursuant to such Terms Agreement shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Distribution Agents acting as principal pursuant to such Terms Agreement, or any other underwriters, to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms set forth herein and in such Terms Agreement; if, however, the non-defaulting Distribution Agents acting as principal pursuant to such Terms Agreement shall not have completed such arrangements within such 24-hour period, then:

(a) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Bank Notes to be purchased under the applicable Terms Agreement, each of the non-defaulting Distribution Agents acting as principal pursuant to such Terms Agreement shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their initial respective underwriting obligations under such Terms Agreement bear to the underwriting obligations of all non-defaulting Distribution Agents acting as principal pursuant to such Terms Agreement, or

(b) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of the Bank Notes to be purchased under the applicable Terms Agreement, such Terms Agreement shall terminate without liability on the part of any non-defaulting Distribution Agents acting as principal pursuant to such Terms Agreement.

29

No action taken pursuant to this Section 16 shall relieve any defaulting Distribution Agents acting as principal under the applicable Terms Agreement from liability in respect of its default.

In the event of any such default that does not result in a termination of the applicable Terms Agreement, either the non-defaulting Distribution Agent(s) acting as principal pursuant to such Terms Agreement or the Bank shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in any documents or arrangements relating thereto.

SECTION 17. Certain Definitions.

(a) “Competent Authority” has the meaning given to such term in the Prospectus Directive.

(b) “European Economic Area” means each European Union member state, Iceland, Liechtenstein and Norway.

(c) “Filed Prospectus” means the prospectus relating to the Notes prepared in connection with the Program, filed with the Financial Regulator and approved by the Financial Regulator as a base Prospectus, including the documents appended thereto, as amended or supplemented from time to time.

(d) “Financial Regulator” means the Irish Financial Services Regulatory Authority, a constituent part of the Central Bank and Financial Services Authority of Ireland.

(e) “Irish Regulations” means the Irish Prospectus (Directive 2003/71/EC) Regulations 2005.

(f) “Irish Stock Exchange” means the Irish Stock Exchange Limited or any other body to which its functions may be transferred.

(g) The expression an “offer of Bank Notes to the public” in relation to any Bank Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Bank Notes to be offered so as to enable an investor to decide to purchase or subscribe the Bank Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” for the purpose of this Section 17(d) means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(h) “Official List” means the Official List of the Irish Stock Exchange.

(i) “Prospectus” means a prospectus prepared in connection with the Program and, in relation to a particular Tranche of Notes that are subject to the requirements of the Prospectus Directive, that constitutes a valid prospectus published in accordance with the requirements of the Prospectus Directive.

30

(j) “Prospectus Directive” means Directive 2003/71/EC of the European Parliament and of the Council of November 4, 2003.

(k) “Regulated Market” means a market as defined by Article 1(13) of Directive 93/22/EEC of May 10, 1993.

(l) “Relevant Member State” means each Member State of the European Economic Area that has implemented the Prospectus Directive.

(m) “Series” means all Bank Notes that are denominated in the same currency and that have the same maturity date, interest payment basis and interest payment dates, if any, and the terms of which, except for the original issue date and/or the issue price, are otherwise identical, including whether the Bank Notes are listed, quoted and/or traded on or by a particular Stock Exchange, listing authority and/or quotation system.

(n) “Stock Exchange(s)” means the Irish Stock Exchange and/or any other or further stock exchange(s), competent listing authority(ies) and/or market(s) on or by which any Bank Notes may from time to time be listed and/or admitted to trading at the request of the Bank and references in this Agreement to the “relevant Stock Exchange” shall, in relation to any Bank Notes, be references to the Stock Exchange on or by which such Bank Notes are from time to time, or will be, listed and/or admitted to trading.

(o) “Tranche” means all Bank Notes of the same Series with the same original issue date and the same issue price.

SECTION 18. Counterparts.

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

31

If the foregoing is in accordance with the your understanding of our agreement, please sign and return to the Bank a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between each of the Distribution Agents and the Bank in accordance with its terms.

Very truly yours, SUNTRUST BANK

By:	/s/ Jerome Lienhard
	Name:	Jerome Lienhard
	Title:	Senior Vice President and Treasurer

32

CONFIRMED AND ACCEPTED, as of the date first above written:

Distribution Agents

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall
	Name:	Pamela Kendall
	Title:	Director

BARCLAYS BANK PLC

By:	/s/ Kate Craven
	Name:	Kate Craven
	Title:	Director

BNP PARIBAS

By:	/s/ LBM Foster
	Name:	LBM Foster
	Title:	Duly Authorized Attorney

By:	/s/ Anna Davies
	Name:	Anna Davies
	Title:	Duly Authorized Attorney

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian Bednarski
	Name:	Brian Bednarski
	Title:	Director

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/ Guy Luscomb
	Name:	Guy Luscomb
	Title:	Duly Authorized Attorney

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Helena Willner
	Name:	Helena Willner
	Title:	Director

33

CREDIT SUISSE SECURITIES (EUROPE) LIMITED

By:	/s/ Eva Kysely
	Name:	Eva Kysely
	Title:	Assistant Vice President

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Nigel W.H. Cree
	Name:	Nigel W.H. Cree
	Title:	Managing Director

By:	/s/ Christine Juhasz
	Name:	Christine Juhasz
	Title:	Director

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Jessica Parkinson
	Name:	Jessica Parkinson
	Title:	Vice President and Legal Counsel

By:	/s/ Ian Wheeler
	Name:	Ian Wheeler
	Title:	Vice President

GOLDMAN, SACHS & CO.

/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

GOLDMAN SACHS INTERNATIONAL

By:	/s/ Dan Russell
	Name:	Dan Russell
	Title:	Attorney-in-Fact

J.P. MORGAN SECURITIES INC.

By:	/s/ Jose C. Padilla
	Name:	Jose C. Padilla
	Title:	Vice President

J.P. MORGAN SECURITIES LTD.

By:	/s/ Roberto B. Sileo
	Name:	Roberto B. Sileo
	Title:	Vice President

34

LEHMAN BROTHERS INC.

By:	/s/ Martin Goldberg
	Name:	Martin Goldberg
	Title:	Senior Vice President

LEHMAN BROTHERS INTERNATIONAL (EUROPE)

By:	/s/ Sarah McMorrow
	Name:	Sarah McMorrow
	Title:	Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Scott Primrose
	Name:	Scott Primrose
	Title:	Authorized Signatory

MERRILL LYNCH INTERNATIONAL

By:	/s/ G. Malpass Durkee
	Name:	G. Malpass Durkee
	Title:	Managing Director

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Michael Fusco
	Name:	Michael Fusco
	Title:	Executive Director

MORGAN STANLEY & CO. INTERNATIONAL LIMITED

By:	/s/ James Walter
	Name:	James Walter
	Title:	Executive Director

SUNTRUST CAPITAL MARKETS, INC.

By:	/s/ John Gregg
	Name:	John Gregg
	Title:	Managing Director

35

UBS SECURITIES LLC

By:	/s/ Michael Ravanes
	Name:	Michael Ravanes
	Title:	Director

By:	/s/ Scott Yeager
	Name:	Scott Yeager
	Title:	Managing Director

UBS LIMITED

By:	/s/ Nicholas Lewis
	Name:	Nicholas Lewis
	Title:	Director

By:	/s/ Sean Pepper
	Name:	Sean Pepper
	Title:	Associate Director

36

SCHEDULE 1

BARCLAYS CAPITAL INC. Barclays Capital Inc. 200 Park Avenue New York, New York 10166	Address for Notices: Barclays Capital Inc. 200 Park Avenue New York, New York 10166 MTN Trading Facsimile: (212) 412-7305

BARCLAYS BANK PLC 5 The North Colonnade Canary Wharf, London E14 4BB United Kingdom	Address for notices: Barclays Bank PLC 5 The North Colonnade Canary Wharf, London E14 4BB United Kingdom Attn: MTN Dealers Facsimile: 011-44-207-773-4876

BNP PARIBAS	Address for notices: BNP Paribas MTN Desk Fixed Income 10 Harewood Avenue London NW1 6AA United Kingdom Telephone: 011-44-207-595-2000 Facsimile: 011-44-207-595-2555

CITIGROUP GLOBAL MARKETS INC. 388 Greenwich Street New York, New York 10013	Address for notices: 388 Greenwich Street New York, New York 10013 Attn: Transaction Execution Group Telephone: 212-816-1135 Facsimile: 646-291-5209

CITIGROUP GLOBAL MARKETS LIMITED Citigroup Center Trading Floor 2 33 Canada Square London E14 5LB United Kingdom	Address for notices: Citigroup Center Trading Floor 2 33 Canada Square London E14 5LB United Kingdom Attention: Medium-Term Note Department

1-1

CREDIT SUISSE SECURITIES (USA) LLC 11 Madison Avenue New York, New York 10010	Address for notices: 11 Madison Avenue New York, New York 10010 Attn: Transaction Management Group Telephone: (212) 325-7198 Facsimile: (212) 743-5825

CREDIT SUISSE SECURITIES (EUROPE) LIMITED One Cabot Square London E14 4QJ United Kingdom	Address for notices: One Cabot Square London E14 4QJ United Kingdom Attn: MTN Trading Desk Telephone: 0207-888-4021 Facsimile: 0207-888-3719

DEUTSCHE BANK SECURITIES INC. 60 Wall Street New York, New York 10005	Address for notices: Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005 Attn: Debt Capital Markets Syndicate Desk Telephone: 212-250-6801 Facsimile: 212-797-2202

DEUTSCHE BANK AG, LONDON BRANCH Winchester House 1 Great Winchester Street London EC2N 2DB	Address for notices: Deutsche Bank AG, London Branch Winchester House 1 Great Winchester Street London EC2N 2DB Attn: MTN Desk Telephone: 44-207-545-2791 Facsimile: 44-113-336-1453

GOLDMAN, SACHS & CO. 85 Broad Street New York, New York 10004	Address for notices: 85 Broad Street New York, NY 10004 Attention: MTN Trading - Ben Smilchensky Telephone: (212) 902-1482 Facsimile: (212) 902-0658

GOLDMAN SACHS INTERNATIONAL Peterborough Court 133 Fleet Street London EC4A 2BB	Address for notices: Peterborough Court 133 Fleet Street Attention: Euro Medium Term Note Desk Telephone: 44-207-774-1000 Facsimile: 44-207-774-5711

1-2

J.P. MORGAN SECURITIES INC. 270 Park Avenue New York, New York 10017	Address for notices: 270 Park Avenue New York, New York 10017 Attention: Medium Term Note Desk – 8th Floor Telephone: (212) 834-4533 Facsimile: (212) 834-6081

J.P. MORGAN SECURITIES LTD. 125 London Wall London, EC2Y 5AJ United Kingdom	Address for notices: 125 London Wall London, EC2Y 5AJ United Kingdom Attention: Euro Medium Term Note Desk Telephone: 011-44-20-7779-3469 Facsimile: 011-44-20-7777-9153

LEHMAN BROTHERS INC. 745 Seventh Avenue New York, New York 10019	Address for notices: 745 Seventh Avenue New York, New York 10019 Attention: Fixed Income Syndicate/ Medium Term Note Desk Telephone: (212) 526-9664 Facsimile: (212) 526-0943

LEHMAN BROTHERS INTERNATIONAL (EUROPE) 25 Bank Street Canary Wharf London E14 5LE	Address for notices: 25 Bank Street Canary Wharf London E14 5LE Attention: European Medium Term Notes and Money Markets Telephone: 44-207-103-8660 Facsimile: 44-207-067-9474

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED 4 World Financial Center New York, New York 10080	Address for notices: Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center New York, New York 10080 Attn: Global Transaction Management Group Facsimile: 212-449-2234

1-3

MERRILL LYNCH INTERNATIONAL Merrill Lynch Financial Centre 2 King Edward Street London EC1A 1HQ United Kingdom	Address for notices: Merrill Lynch Financial Centre 2 King Edward Street London EC1A 1HQ United Kingdom Telephone: +44 (0) 20 7995 3995 Fax: +44 (0) 20 7995 2968 Attention: [ ]

MORGAN STANLEY & CO. INCORPORATED 1585 Broadway, 2nd Floor New York, New York 10036

Address for notices:

1585 Broadway, 4th Floor

New York, New York 10036

Attn: Manager-Continuously Offered Products

Telephone: (212) 761-2825

Facsimile: (212) 507-2409

with a copy to:

Morgan Stanley & Co. Incorporated

1585 Broadway

29th Floor

New York, NY 10036

Attn: Investment Banking Information Center

Telephone: (212) 761-7830

Facsimile: (212) 507-2705

MORGAN STANLEY & CO. INTERNATIONAL LIMITED 25 Cabot Square Canary Wharf London E14 4QA England	Address for notices: 25 Cabot Square Canary Wharf London E14 4QA England Attn: Global Capital Markets, Head of Transaction Management Group Telephone: 44-207-677-7799 Facsimile: 44-207-677-7999

SUNTRUST CAPITAL MARKETS, INC. 303 Peachtree Street 23rd Floor; Mail Code 3935 Atlanta, Georgia 30308	Address for notices: 303 Peachtree Street 23rd Floor; Mail Code 3935 Atlanta, Georgia 30308 Attention: Betsy Blunt Brown Telephone: (404) 532-0771 Facsimile: (404) 558-7005

1-4

UBS SECURITIES LLC 677 Washington Blvd. Stamford, Connecticut 06901	Address for notices: 677 Washington Blvd. Stamford, Connecticut 06901 Attention: Fixed Income Syndicate Telephone: (203) 719-1088 Facsimile: (203) 719-0495

UBS LIMITED 100 Liverpool Street London, EC2M 2RH	Address for notices: 100 Liverpool Street London, EC2M 2RH United Kingdom Attention: MTNs and Private Placements Telephone: 44-207-567-2479 Facsimile: 44-207-568-3349

1-5

EXHIBIT A

FORM OF PRICING SUPPLEMENT

The Pricing Supplement applicable to each Tranche of Notes will be in the following form and will contain such information as is applicable in respect of such Notes:

PRICING SUPPLEMENT DATED [                ]

(to Offering Circular dated November 21, 2006)

SunTrust Bank

(a Bank organized pursuant to the laws of the State of Georgia)

Global Bank Notes

Issue of [Aggregate Principal Amount of Tranche][Title of Notes]

UNDER THE U.S.$20,000,000,000 GLOBAL BANK NOTE PROGRAM

This document constitutes the Pricing Supplement relating to the issue of Notes described herein. Terms used herein shall be deemed to be defined as such for the purposes of the conditions set forth in the Offering Circular dated November 21, 2006. This Pricing Supplement is supplemental to and must be read in conjunction with such Offering Circular.

[If the Notes have a maturity of less than one year, the minimum denomination may need to be £100,000 or its equivalent in any other Specified Currency.]

[Include whichever of the following apply or specify as “Not Applicable” (N/A). Note that the numbering should remain as set out below, even if “Not Applicable” is indicated for individual paragraphs or sub-paragraphs.]

1.	Issuer:	SunTrust Bank

2.	[(i)] Series Number:	[ ]

	[(ii)] Tranche Number:	[ ]

(If fungible with an existing Series, details of that Series, including the date on which the Notes become fungible and the aggregate principal amount of the Series)

3.	Specified Currency or Currencies (in the case of Dual Currency Notes):	[ ]

4.	Aggregate Principal Amount:	[ ]

	[(i)] Series:	[ ]
	[(ii)] Tranche:	[ ]

5.	[(i)] Original Issue Date [and Interest Commencement Date]:	[ ]
	[(ii)] Interest Commencement Date (if different from the Original Issue Date):	[ ]

6.	Stated Maturity Date:	[Specify date or (for floating rate notes) Interest Payment Date falling in or nearest to the relevant month and year]

7.	Status of the Notes:	[Senior Bank Note] [Subordinated Bank Note]

8.	Interest Basis:	[[ ] per cent. Fixed Rate] [[ ] Month [LIBOR/EURIBOR/Other]+/- [[ ] per cent. Floating Rate] [Zero Coupon] [Indexed] [Dual Currency] [Other (specify)] (further particulars specified below)

9.	Redemption/Payment Basis:	[Redemption at par] [Indexed] [Dual Currency] [Partly Paid] [Installment] [Other (specify)]

10.	Change of Interest or Redemption/Payment Basis:	[Specify details of any provision for change in interest/payment basis]

11.	Redeemable at option of Issuer/Holder:	[Redemption at the option of the Issuer] [Redemption at the option of the Holder] (further particulars specified below)

12.	[(i)] Issue Price:	[ ] per cent. of the aggregate principal amount of the Notes [plus accrued interest from [insert date]]

	[(ii)] Net proceeds:	(in the case of fungible issues only, if applicable)

13.	Default Rate (if other than Interest Rate):	[ ]

14.	Authorized Denominations (for registered global notes, if other than a minimum principal amount of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof):	[ ]

15.	Listing:	[(specify)/None]

16.	Method of distribution:	[Syndicated/Non-syndicated]

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE

17.	Fixed Rate Note Provisions:	[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i) Interest Rate(s):	[ ] per cent. per annum [payable [annually/semiannually/ quarterly/monthly] [other] in arrears] [payable at maturity]

	(ii) Interest Payment Date(s):	[ ] in each year, up to [but excluding]the Stated Maturity Date]/[specify other] (NB: This will need to be amended in the case of long or short Coupons)

	(iii) Interest amount(s):	[ ] per [ ] in principal amount

	(iv) Day Count Convention:	[30/360] [Actual/360] [Actual/Actual (ISMA)] [Other (specify convention and applicable period)]

(v) Interest Determination Date(s):

[         ] in each year

[Insert interest payment dates except where there are long or short periods. In these cases, insert regular interest payment dates] (NB: only relevant where Day Count Convention is Actual/Actual (ISMA))

	(vi) Other terms relating to the method of calculating interest for Fixed Rate Notes:	[None/(give details)]

18.	Floating Rate Note Provisions:	[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)

	(i) Interest Payment Dates:	[ ]

(ii) Business Day Convention:	[Floating Rate Convention/Following Business Day Convention/Modified Following Business Day Convention/Preceding Business Day Convention/other (give details)]

(iii) Minimum Interest Rate:	[ ] per cent. per annum

(iv) Maximum Interest Rate:	[ ] per cent. per annum

(v) Day Count Convention:	30/360 Actual/360 Actual/Actual Other (specify convention and applicable period)

(vi) Manner in which the Interest Rate(s) and Interest Amount is/are to be determined:	[Reference Rate Determination/ISDA Rate/other (give details)]

(vii) Party responsible for calculating the Interest Rate(s) (if not the Calculation Agent):	[ ]

(viii) Reference Rate Determination:
—Initial Interest Rate:	[ ]
—Index Maturity:	[ ]
—Interest Rate Basis/Bases:

[LIBOR (specify applicable LIBOR screen)/ EURIBOR/CMT Rate/CD Rate/Commercial Paper Rate/Federal Funds Rate/Prime Rate/Treasury Rate/Other]

(in the case of Federal Funds Rate, specify whether Effective Rate, Open Rate or Target Rate)

(additional information is required if other — including fallback provisions)

—Interest Determination Date(s):	[ ]
—Relevant Screen Page:	[ ]

(In the case of CMT Rate, specify CMT Moneyline Telerate Page and CMT Index Maturity)

(In the case of LIBOR, specify whether LIBOR Moneyline Telerate or LIBOR Reuters)

(In the case of EURIBOR, if not Moneyline Telerate 248 ensure it is a page which shows a composite rate or amend the fallback provisions appropriately)

—Designated LIBOR Currency:	[ ]
—Spread:	[+/-%]
—Spread Multiplier:	[ ]
—Initial Interest Reset Date:	[ ]

	—Interest Reset Period:	[ ]
	—Interest Reset Dates:	[ ]
	—Interest Calculation:	[Regular Floating Rate Note][Floating Rate/Fixed Rate Note (specify Fixed Rate Commencement Date and Fixed Interest Rate)] [Inverse Floating Rate Note (specify Fixed Interest Rate)]
(ix)	ISDA Rate:
	—Margin(s):	[+/-] [ ] per cent. per annum
	—Floating Rate Option:	[ ]
	—Designated Maturity:	[ ]
	—Reset Date:	[ ]

19.	Discount Note (including Zero Coupon Note) Provisions:	[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i) Total Amount of OID: (ii) Yield to Maturity: (iii) Initial Accrual Period: (iv) Issue Price:	[ ] [ ] [ ] [ ]

20.	Index/Formula Linked Interest Note Provisions:	[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)

(i) Index/Formula:

(ii) Agent, if any, responsible for calculating the principal and/or interest due:

(iii) Provisions for determining Coupon where calculation by reference to Index and/or Formula is impossible or impracticable:

[give or annex details] [ ] [ ]

21.	Dual Currency Note Provisions:	[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)

(i) Face Amount:

(ii) Face Amount Currency:

(iii) Optional Payment Currency:

(iv) Designated Exchange Rate:

(v) Option Election Dates:

(vi) Option Value Calculation Agent:

(vii) Agent, if any, responsible for calculating the principal and/or interest payable:

[ ] [ ] [ ] [ ] [ ] [ ] [ ]

PROVISIONS RELATING TO REDEMPTION

21.	Redeemable at option of Issuer:	[Applicable/Not Applicable] (If not applicable, delete the remaining sub-paragraphs of this paragraph)
	(i) Initial Redemption Date: (ii) Initial Redemption Percentage: (iii) Annual Redemption Percentage Reduction:	[ ] [ ] [ ]

23.	Repayable at option of Holders:	[Applicable/Not Applicable]
	Holders’ Optional Repayment Date(s):	[ ]

GENERAL PROVISIONS APPLICABLE TO THE NOTES

24.	Form of Notes: (i) Bearer Notes:

[Temporary Registered Global Note exchangeable for a Permanent Registered Global Note which is exchangeable for Definitive Notes only upon the occurrence of a Definitive Exchange Event]

[Temporary Bearer Global Note exchangeable for a Permanent Bearer Global Note which is exchangeable for Definitive Bearer Notes [on 60 days’ notice]]

	(ii) Registered Notes: —Registrar: —Transfer Agent: —Record Dates:	[ ] [ ] [ ] [ ]

25.	Partly Paid Notes: amount of each payment comprising the Issue Price and date on which each payment is to be made and consequences (if any) of failure to pay, including the right of the Issuer to forfeit the Notes and interest due on late payment:	[Not Applicable/give details]

26.	Installment Notes: (i) Installment amount(s): (ii) Installment date(s):	[Not Applicable/give details] [Not Applicable/give details]

27.	Other terms or specified conditions:	[Not Applicable/give details]

28.	Talons for future Coupons or Receipts to be attached to Definitive Bearer Notes (and dates on which such Talons mature):	[Not Applicable give details]

29.	Details of any additional or different Paying Agents, Registrars, London Issuing Agents, Transfer Agents:	[Not Applicable/give details)]

DISTRIBUTION

30.	(i) If syndicated, names of Distribution Agents: (ii) Stabilization Manager (if any):

[Not Applicable/give details]

[Not Applicable/give details]

The Stabilization Manager or any other person acting for the Stabilization Manager may over-allot or effect transactions with a view to supporting the market price of the Notes at a level higher than that which might otherwise prevail for a limited period. There may be no obligation on the Stabilization Manager or any agent of the Stabilization Manager to engage in such stabilization. Such transactions, if commenced, may be discontinued at any time and must be terminated after a limited period. Such transactions, if any, must comply with all applicable laws, regulations and rules.

31.	If non-syndicated, name of Distribution Agent:	[Not Applicable/give names]

32.	Additional selling restrictions:	[Not Applicable/give details]

OPERATIONAL INFORMATION

33.	CUSIP Code:	[ ]

34.	ISIN Code:	[ ]

35.	Common Code:	[ ]

36.	Clearing System(s):	[DTC only] [Euroclear and Clearstream, Luxembourg only] [DTC, Euroclear and Clearstream, Luxembourg through DTC] [DTC, Euroclear and Clearstream, Luxembourg] [Other (specify)]

37.	Delivery:	Delivery [against/free of] payment

38.	Redenomination applicable:	Redenomination [not] applicable (If Redenomination is applicable, any provisions necessary to deal with floating rate interest calculation (including alternative reference rates))

39.	“Business Day” definition (if other than as defined in the Offering Circular):	[ ]

40.	Governing Law:	New York and applicable U.S. federal laws and regulations

[LISTING APPLICATION

This Pricing Supplement comprises the details required to list the issue of Notes described herein pursuant to the U.S.$20,000,000,000 Global Bank Note Program of SunTrust Bank.]

RESPONSIBILITY

The Issuer accepts responsibility for the information contained in this Pricing Supplement.

Signed on behalf of the Issuer:

By:
Duly Authorized

EXHIBIT B

[Date]

[FORM OF OPINION OF COUNSEL TO THE BANK AND SUNTRUST BANKS]

To the DISTRIBUTION AGENTS, as set forth in Schedule I hereto

Deutsche Bank Trust Company Americas

Trust & Securities Services

60 Wall Street-27th Floor

New York, New York 10005

Ladies and Gentlemen:

I am the General Counsel of SunTrust Banks, Inc. (“SunTrust Banks”) and SunTrust Bank (the “Bank”) and, together with other attorneys under my supervision have acted as counsel to the Bank and SunTrust Banks, in connection with the execution today (i) by you and the Bank of the Amended and Restated Distribution Agreement dated November 21, 2006 (the “Distribution Agreement”), (ii) by SunTrust Banks of the Representations Certificate pursuant to Section 6(c) of the Distribution Agreement dated November 21, 2006 (the “Representations Certificate”), (iii) by the Bank and Deutsche Bank Trust Company Americas, Deutsche Bank AG, London Branch and Deutsche International Corporate Services (Ireland) Limited (together, the “Paying Agents”) of the Amended and Restated Global Agency Agreement dated November 21, 2006 (the “Global Agency Agreement”), the Amended and Restated Interest Calculation Agreement dated November 21, 2006 between the Bank and Deutsche Bank Trust Company Americas (the “Interest Calculation Agreement”), the Exchange Rate Agency Agreement dated November 21, 2006 between the Bank and Deutsche Bank AG, London Branch (the “Exchange Rate Agency Agreement), and the Bringdown Short-Term and Medium-Term Letters of Representations (the “Letters of Representations”) by and among the Bank, Deutsche Bank Trust Company Americas and The Depository Trust Company, relating to the issuance and sale by the Bank of its (i) senior bank notes (the “Senior Notes”) and (ii) subordinated bank notes (the “Subordinated Notes” and together with the Senior Notes, the “Bank Notes”). The Bank Notes have maturities of 7 days to 30 years or more from date of issue. This opinion letter is furnished pursuant to Section 6(a)(i) of the Distribution Agreement. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Distribution Agreement.

In arriving at the opinions expressed below, I have examined and relied on the following documents:

(a)	an executed copy of the Distribution Agreement, the Representations Certificate, the Global Agency Agreement, the Exchange Rate Agency Agreement, the Interest Calculation Agreement;

(b)	the Offering Circular;

(c)	specimens of the Bank Notes; and

(d)	the documents delivered to you by the Bank and SunTrust Banks at the closing pursuant to the Distribution Agreement.

In addition, I have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Bank and SunTrust Banks and such other instruments and other certificates of public officials, officers and representatives of the Bank and SunTrust Banks and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, I have assumed and have not verified that the signatures on all documents that I have examined are genuine, that all copies of documents that I have examined conform to the originals thereof, and that the Bank Notes conform to the specimen thereof that I have examined.

Based on the foregoing, it is my opinion that:

1. The Bank is a banking corporation validly existing and in good standing under the laws of the State of Georgia. SunTrust Banks is a corporation validly existing and in good standing under the laws of the State of Georgia and is licensed, registered or qualified to conduct the business in which it is engaged in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such license, registration or qualification, except to the extent that the failure to be so licensed, registered or qualified or to be in good standing would not have a material adverse effect on the Bank and its subsidiaries taken as a whole. The Bank is a wholly-owned indirect subsidiary of SunTrust Banks, which has securities registered under the 1934 Act.

2. The Distribution Agreement, the Global Agency Agreement, the Interest Calculation Agreement, the Exchange Rate Agency Agreement and the Letters of Representations have been duly authorized, executed and delivered by the Bank and, assuming due authorization, execution and delivery by all parties thereto other than the Bank, are legal, valid, binding and enforceable agreements of the Bank, subject to applicable bankruptcy, liquidation, insolvency, fraudulent transfer, reorganization, moratorium, conservatorship, receivership, and similar laws of general applicability relating to, or affecting, creditors’ rights and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3. The Representations Certificate has been duly authorized, executed and delivered by a duly authorized officer of SunTrust Banks and, assuming due authorization, execution and delivery of the Distribution Agreement, the Global Agency Agreement, the Interest Calculation Agreement and the Exchange Rate Agency Agreement by all parties thereto other than the Bank, is a legal, valid, binding and enforceable agreement of SunTrust Banks, subject to applicable bankruptcy, liquidation, insolvency, fraudulent transfer, reorganization, moratorium, conservatorship, receivership and similar laws of general applicability relating to, or affecting, creditors’ rights and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4. The Bank Notes have been duly authorized for issuance and sale pursuant to the Distribution Agreement and, when issued and authenticated against payment of the consideration therefor, the Bank Notes will be legal, valid, binding and enforceable obligations of the Bank, subject to applicable bankruptcy, liquidation, insolvency, fraudulent transfer, reorganization, moratorium, conservatorship, receivership, and similar laws of general applicability relating to, or affecting creditors rights and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

5. The execution, issuance and delivery by the Bank of the Bank Notes, the execution, delivery and performance by the Bank of the Distribution Agreement, the Global Agency Agreement, the Interest Calculation Agreement, the Exchange Rate Agency Agreement, the Letters of Representations and any agreement by an agent party to the Distribution Agreement to purchase the Bank Notes as principal, and the execution, delivery and performance by SunTrust Banks of the Representations Certificate, do not violate any law, rule, regulation, order, judgment or decree applicable to SunTrust Banks or its subsidiaries or the Bank or its subsidiaries (including without limitation, Sections 7-1-291 and 7-1-419 of the Official Code of Georgia), if any, or violate any provision of any of the Bank’s or SunTrust Banks’ Charter, Bylaws, or Articles of Incorporation, as the case may be, or conflict with or result in a material breach of or constitute a material default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of SunTrust Banks or its subsidiaries or the Bank or its subsidiaries, if any, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to me to which SunTrust Banks or any of its subsidiaries or the Bank or any of its subsidiaries, if any, or the property of any of them, is bound or subject.

6. The Bank Notes are exempt from registration under the 1933 Act pursuant to Section 3(a)(2) thereof. Qualification of an indenture under the Trust Indenture Act of 1939, as amended, is not required in connection with the offer, sale, issuance or delivery of the Bank Notes pursuant to the Distribution Agreement or any applicable agreement by an agent party to the Distribution Agreement to purchase the Bank Notes as principal.

7. The Bank is not required to register under the provisions of the Investment Company Act.

8. No consent, approval or authorization of or filing with any Federal or Georgia governmental body or agency is required for the performance by the Bank of its obligations under the Distribution Agreement, the Global Agency Agreement, the Interest Calculation Agreement, the Exchange Rate Agency Agreement, and any applicable agreement by an agent party to the

Distribution Agreement to purchase the Bank Notes as principal or the Bank Notes, except (A) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Bank Notes and (B) with respect to Subordinated Notes, such approvals of the Georgia Department of Banking and Finance as are required by Section 7-1-419 of the Official Code of Georgia, which approvals have been obtained.

9. The Bank Notes conform in all material respects to the description thereof contained in the Offering Circular under the caption “Description of Notes” and in the Disclosure Package.

10. The Senior Notes are unsecured and unsubordinated debt obligations of the Bank, and rank pari passu among themselves and with all other unsecured and unsubordinated debt obligations of the Bank except, (A) pursuant to Section 11(d)(11) of the Federal Deposit Insurance Act, the Bank’s unsecured deposit obligations and (B) pursuant to Section 7-1-202 of the Official Code of Georgia, the Bank’s deposit obligations. The Subordinated Notes are unsecured and subordinated debt obligations of the Bank, rank pari passu among themselves, and are subordinate and junior in right of payment to the Bank’s obligations to its depositors and general creditors, other than obligations which, by their express terms, rank on a parity with or junior to the Subordinated Notes.

11. Except as may be set forth in the Offering Circular and the Disclosure Package, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to my knowledge, threatened against or affecting, SunTrust Banks or any of its subsidiaries or the Bank and its subsidiaries, if any, which is reasonably likely to be determined against such party, and, if determined adversely to SunTrust Banks or any of its subsidiaries or the Bank or any of its subsidiaries, as the case may be, could reasonably be expected to result in any material adverse change in the financial condition, or in the earnings or business affairs, of SunTrust Banks and its subsidiaries, taken as a whole, or the Bank and its subsidiaries, taken as a whole, or could reasonably be expected to materially and adversely affect the consummation of the Distribution Agreement, the Global Agency Agreement, the Interest Calculation Agreement, the Exchange Rate Agency Agreement or the Bank Notes or any transaction contemplated thereby.

To my knowledge and except as may be set forth in the Offering Circular and the Disclosure Package, none of the Bank nor any of its subsidiaries is a party to or otherwise subject to any consent decree, memorandum of understanding, written commitment or other supervisory agreement with any Banking Regulator or any other federal or state agency or authority.

Because the primary purpose of my role in the transaction was not to establish or confirm factual matters or financial, accounting or statistical matters and because of the wholly or partially non-legal character of many of the statements contained in the Offering Circular, I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular and I make no representation that I have independently verified the accuracy, completeness or fairness of such statements. Without limiting the foregoing, I assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness of the financial statements and schedules and other financial and statistical data included in the Offering Circular, and I have not examined the accounting, financial or statistical records from which such financial statements, schedules and data are derived. I note that, while certain portions of the Offering Circular (including financial statements and schedules) have been included therein on the authority of “experts” within the meaning of the 1933 Act, as amended, I am not such an expert with respect to any portion of the Offering Circular, including without limitation such financial statements or schedules or the other financial or statistical data included therein.

I advise you that no information has come to my attention that causes me to believe that the Offering Circular (other than the financial statements and schedules and other financial and statistical data included therein, as to which I express no view) as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

I express no opinion other than as to the federal law of the United States of America and the laws of the State of Georgia. For purposes of the opinions expressed in paragraphs 2, 3 and 4 above, I have assumed, without any independent investigation, that the laws of the State of New York are identical in all relevant respects to the laws of the State of Georgia.

I am furnishing this opinion letter to you solely for your benefit. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except that Sidley Austin LLP may rely upon this opinion letter to the same extent as if it were addressed to it for purposes of rendering its opinion to you on the date hereof.

Very truly yours,

EXHIBIT C

SUNTRUST BANK

OFFICERS’ CERTIFICATE

We, [Officers’ Names], [Officers’ Titles], respectively, of SunTrust Bank, a banking association duly organized and validly existing in good standing under the laws of the State of Georgia (the “Bank”), pursuant to Section 6(b)(i) of the Amended and Restated Distribution Agreement, dated November 21, 2006 (the “Distribution Agreement”), among each of the Bank and Barclays Capital Inc., Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Inc., Citigroup Global Markets Limited, Credit Suisse Securities (USA) LLC, Credit Suisse Securities (Europe) Limited, Deutsche Bank Securities Inc., Deutsche Bank AG, London Branch, Goldman, Sachs & Co., Goldman Sachs International, J.P. Morgan Securities Inc., J.P. Morgan Securities Ltd., Lehman Brothers Inc., Lehman Brothers International (Europe), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch International, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, SunTrust Capital Markets, Inc., UBS Securities LLC and UBS Limited hereby certify that:

(i) [Since [ ], there has been no material adverse change, or any development which could be expected to result in a material adverse change, in the condition, financial or otherwise, of the Bank and its subsidiaries considered as one enterprise, or in the business affairs, earnings or business prospects of the Bank and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, other than as set forth or contemplated in the Offering Circular, dated November 21, 2006 (including the material incorporated by reference therein), as amended or supplemented to the date hereof, relating to the Bank Notes]1 [Since [ ], there has been no material adverse change, or any development which could be expected to result in a material adverse change, in the condition, financial or otherwise, of the Bank and its subsidiaries considered as one enterprise, or in the business affairs, earnings or business prospects of the Bank and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, other than as set forth or contemplated as of the Applicable Time in the Disclosure Package]2;

(ii) The other representations and warranties of the Bank contained in Section 2 of the Distribution Agreement [(x) were true and correct on the date of the [Terms Agreement] and on each intervening date since the date of the [Terms Agreement] with the same force and effect as though expressly made on each such date, and (y) are true and correct with the same force and effect as though expressly made at and as of the date hereof]2 [are true and correct with the same force and effect as though expressly made at and as of the date hereof]1; and

[1]	Certification for Sections 6(b)(i), 8(b)(i) and 8(b)(ii).

[2]	Certification for Sections 8(b)(iii) and 8(b)(iv).

(iii) The Bank has performed or complied with the Distribution Agreement and with all agreements and documentation executed in connection therewith and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to the date hereof.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Distribution Agreement.

IN WITNESS WHEREOF, we have hereunto signed our names this      day of             .

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT D

SUNTRUST BANKS, INC.

OFFICERS’ CERTIFICATE

We, [Officers’ Names], [Officers’ Titles], respectively, of SunTrust Banks, Inc., a corporation organized under the laws of the State of Georgia (“SunTrust Banks”), pursuant to Section 6(b)(ii) of the Amended and Restated Distribution Agreement, dated November 21, 2006, (the “Distribution Agreement”), among each of SunTrust Bank (the “Bank”) and Barclays Capital Inc., Barclays Bank PLC, BNP Paribas, Citigroup Global Markets Inc., Citigroup Global Markets Limited, Credit Suisse Securities (USA) LLC, Credit Suisse Securities (Europe) Limited, Deutsche Bank Securities Inc., Deutsche Bank AG, London Branch, Goldman, Sachs & Co., Goldman Sachs International, J.P. Morgan Securities Inc., J.P. Morgan Securities Ltd., Lehman Brothers Inc., Lehman Brothers International (Europe), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch International, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, SunTrust Capital Markets, Inc., UBS Securities LLC and UBS Limited (collectively, the “Distribution Agents”) hereby certify that:

1. [Since [ ], there has been no material adverse change, or any development which could be expected to result in a material adverse change, in the condition, financial or otherwise, of the Bank and its subsidiaries or SunTrust Banks and its subsidiaries, as the case may be, considered as one enterprise, or in the business affairs, earnings or business prospects of the Bank and its subsidiaries, as the case may be, considered as one enterprise, whether or not arising in the ordinary course of business, other than as set forth or contemplated in the Offering Circular, dated November 21, 2006, as amended or supplemented to the date hereof, relating to the Bank Notes]1 [Since [ ], there has been no material adverse change, or any development which could be expected to result in a material adverse change, in the condition, financial or otherwise, of the Bank and its subsidiaries considered as one enterprise, or in the business affairs, earnings or business prospects of the Bank and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, other than as set forth or contemplated as of the Applicable Time in the Disclosure Package]2;

2. The representations and warranties of SunTrust Banks contained in the Representation Certificate dated November 21, 2006, furnished by SunTrust Banks to the Distribution Agents pursuant to Section 6(c) of the Distribution Agreement [(x) were true and correct on the date of the [Terms Agreement] and on each intervening date since the date of the [Terms Agreement] with the same force and effect as though expressly made on each such date, and (y) are true and correct with the same force and effect as though expressly made as of the date hereof]2[are true and correct with the same force and effect as though expressly made at and as of the date hereof]1; and

3. SunTrust Banks has performed or complied in all material respects with the Distribution Agreement and with all agreements and documentation executed in connection therewith and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to the date hereof.

Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Distribution Agreement.

[1]	Certification for Sections 6(b)(ii), 8(b)(i) and 8(b)(ii).

[2]	Certification for Sections 8(b)(iii) and 8(b)(iv).

IN WITNESS WHEREOF, we have hereunto signed our names this      day of             .

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT E

REPRESENTATIONS CERTIFICATE OF SUNTRUST BANKS, INC.

To induce Barclays Capital Inc., Barclays Bank PLC, BNP PARIBAS, Citigroup Global Markets Inc., Citigroup Global Markets Limited, Credit Suisse Securities (USA) LLC, Credit Suisse Securities (Europe) Limited, Deutsche Bank Securities Inc., Deutsche Bank AG, London Branch, Goldman, Sachs & Co., Goldman Sachs International, J.P. Morgan Securities Inc., J.P. Morgan Securities Ltd., Lehman Brothers Inc., Lehman Brothers International (Europe), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch International, Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. International Limited, SunTrust Capital Markets, Inc., UBS Securities LLC and UBS Limited (each referred to as a “Distribution Agent” and collectively referred to as the “Distribution Agents”) to enter into the Amended and Restated Distribution Agreement of even date herewith (the “Distribution Agreement”) among each of SunTrust Bank (the “Bank”), and the Distribution Agents and to induce Deutsche Bank Trust Company Americas, Deutsche Bank AG, London Branch and Deutsche International Corporate Services (Ireland) Limited to enter into the Amended and Restated Global Agency Agreement (the “Global Agency Agreement”) between the Bank and Deutsche Bank Trust Company Americas, Deutsche Bank AG, London Branch and Deutsche International Corporate Services (Ireland) Limited with respect to the issue and sale by the Bank of its Bank Notes (the “Bank Notes”), the undersigned, [Officers’ Names], [Officers’ Titles] of SunTrust Banks, Inc. (“SunTrust Banks”), hereby represent and warrant on behalf of SunTrust Banks to each Distribution Agent and to Deutsche Bank Trust Company Americas as of the date hereof, as of each time that there is filed with the Commission any document relating to SunTrust Banks incorporated by reference into the Offering Circular and as of each applicable Representation Date, as follows:

(i) Authorization to Incorporate by Reference. SunTrust Banks has authorized the Bank to incorporate by reference in the Offering Circular and the Disclosure Package its annual report on Form 10-K for its most recently ended fiscal year, quarterly reports on Form 10-Q since its most recently ended fiscal year and current reports on Form 8-K since its most recently ended fiscal year, and each other document filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act filed by SunTrust Banks with the Commission pursuant to the 1934 Act and the rules and regulations thereunder (and any and all amendments thereto) (except that information in such documents deemed not to have been filed in accordance with the rules of the Commission shall not be incorporated by reference) (the “Incorporated Documents”).

(ii) Incorporated Documents. The Incorporated Documents, at the time they were or hereafter are filed with the applicable federal regulatory authorities, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder or the rules and regulations otherwise applicable thereto, as the case may be, and, when read together with the other information in the Offering Circular and the Disclosure Package, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(iii) Due Organization, Valid Existence and Good Standing. SunTrust Banks is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, and is licensed, registered or qualified to conduct the business in which it is engaged in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such license, registration or qualification, except to the extent that the failure to be so licensed, registered or qualified or to be in good standing would not have a material adverse effect on SunTrust Banks and its subsidiaries taken as a whole.

(iv) No Material Adverse Change. Since the respective dates as of which information is given in the Offering Circular and the Disclosure Package, there has not been any material adverse change, or any development which could be expected to result in a material adverse change, in the condition, financial or otherwise, or in the business affairs, earnings or business prospects of the Bank and its subsidiaries, considered as one enterprise, or SunTrust Banks and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, other than as set forth or contemplated in the Offering Circular and the Disclosure Package.

(v) Internal Controls. SunTrust Banks has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) that (A) are designed to ensure that material information relating to SunTrust Banks, including its consolidated subsidiaries, is made known to SunTrust Banks’ Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by SunTrust Banks with the Commission which it may make under Section 13(a), 13(c) or 15(d) of the 1934 Act are being prepared, (B) have been evaluated for effectiveness as of SunTrust Banks’ most recent fiscal quarter and (C) are effective to perform the functions for which they were established.

SunTrust Banks has established and maintains internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) that (a) provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, and (b) have been evaluated by the management of SunTrust Banks (including SunTrust Banks’ Chief Executive Officer and Chief Financial Officer) for effectiveness as of the end of SunTrust Banks’ most recent fiscal year. The management of SunTrust Banks (including SunTrust Banks’ Chief Executive Officer and Chief Financial Officer) has evaluated any change that has materially affected, or is reasonably likely to affect, SunTrust Banks’ internal control over financial reporting as of the end of SunTrust Banks’ most recent fiscal quarter. In addition, not later than the date of the filing with the Commission of SunTrust

Banks’ most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, each of the accountants and the audit committee of the board of directors of SunTrust Banks have been advised of (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect SunTrust Banks’ ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in SunTrust Banks’ internal control over financial reporting.

In addition, to induce the Distribution Agents to enter into the Distribution Agreement, SunTrust Banks agrees to indemnify and hold harmless each Distribution Agent and each person, if any, who controls each Distribution Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each, a “Controlling Person”) to the same extent and upon the same terms that the Bank agrees to indemnify and hold harmless each Distribution Agent and each such Controlling Person in Section 9(a) of the Distribution Agreement and to contribute to the payment of any losses, liabilities, claims, damages or expenses incurred by each Distribution Agent or each such Controlling Person to the same extent and upon the same terms that the Bank agrees to contribute in Section 10 of the Distribution Agreement but, in each case only to the extent that the Bank has not satisfied its obligations so to indemnify and to contribute pursuant to Section 9(a) and 10 of the Distribution Agreement.

All representations and warranties contained in this certificate shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Distribution Agents or any Controlling Person of the Distribution Agents, or by or on behalf of SunTrust Banks and shall survive each delivery of and payment for any of the Bank Notes.

SunTrust Banks agrees that each time SunTrust Banks makes a representation, warranty, covenant or agreement (including, but not limited to, an agreement relating to indemnification or contribution) in this Agreement or in any certificate signed by an officer of SunTrust Banks delivered to one or more of the Distribution Agents or counsel to the Distribution Agents, that refers or relates to the Offering Circular, SunTrust Banks, in addition to making such representation, warranty, covenant or agreement as to the Offering Circular, shall also be deemed to be making a separate, additional representation, warranty, covenant or agreement, as the case may be, as to the Filed Prospectus, unless the context otherwise requires.

This certificate and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

All terms used herein but not otherwise defined shall have the meanings assigned to such terms in the Distribution Agreement.

IN WITNESS WHEREOF, we have hereunto signed our names on behalf of SunTrust Banks this     th day of [ ], 2006.

SUNTRUST BANKS, INC.

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT F

SELLING RESTRICTIONS

Each Distribution Agent and the Bank will, in connection with the offering of the Bank Notes on behalf of the Bank, comply with the restrictions on the offering of Bank Notes and distribution of documents relating thereto set forth below and/or such other restrictions agreed to by the Bank and such Distribution Agent. Capitalized terms used below but not defined herein have the meanings ascribed to them in the Offering Circular.

Sales Restrictions

General

No action has been taken by the Bank or any of the Distribution Agents that would permit a public offering of its (i) senior unsecured debt obligations not insured by the Federal Deposit Insurance Corporation (the “FDIC”) (the “Senior Notes”) and (ii) subordinated unsecured debt obligations not insured by the FDIC (the “Subordinated Notes”) and together with the Senior Notes, the “Bank Notes”) or possession or distribution of the Offering Circular or the Disclosure Package, including any supplements thereto, or any other offering material in any jurisdiction outside the United States where action for that purpose is required other than as described below. Accordingly, each Distribution Agent has represented, warranted and agreed, and each other distribution agent will be required to represent, warrant and agree, that it will comply with all applicable laws and regulations in force in any such jurisdiction in which it purchases, offers or sells Bank Notes or possesses or distributes the Offering Circular or the Disclosure Package, including any supplements thereto, or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Bank Notes under the laws and regulations in force in any such jurisdiction to which it is subject or in which it makes such purchases, offers or sales and neither the Bank nor any other Distribution Agent shall have responsibility therefor.

With regard to each Bank Note, the relevant purchaser will be required to comply with such restrictions as the Bank and the relevant purchaser shall agree and as shall be set out in the applicable Pricing Supplement or Final Terms. The following selling restrictions may be modified by the Bank and the relevant Distribution Agents following a change in the relevant law, regulation or directive. Any such modification will be set out in the applicable Pricing Supplement or Final Terms.

United States Law

The Bank Notes have not been, and are not required to be, registered with the Commission under the Securities Act. The Bank Notes are exempt from registration with the Commission pursuant to an exemption contained in Section 3(a)(2) of the Securities Act.

Bearer Notes are subject to U.S. tax law requirements and may not be offered, sold, resold or delivered, directly or indirectly, within the United States or its possessions or to a United States person, except in certain transactions permitted by U.S. tax regulations. Any underwriters, Distribution Agents and dealers participating in the offering of Bearer Notes, directly or indirectly, will be required to agree that they will not, in connection with the original issuance of any Bearer Notes or during the restricted period offer, sell, resell or deliver, directly or indirectly, any Bearer Notes in the United States or its possessions or to United States persons (other than as permitted by the applicable U.S. tax regulations). In addition, any such underwriters, agents and dealers will be required to have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling Bearer Notes are aware of the above restrictions on the offering, sale, resale or delivery of Bearer Notes. Terms used in this paragraph have the meaning given to them by the Code.

United Kingdom

Each Distribution Agent represents and agrees, and each further Distribution Agent appointed under the Program will be required to represent and agree, that:

(a) in relation to any Bank Notes having a maturity of less than one year, (1) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (2) it has not offered or sold and will not offer or sell any Bank Notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses where the issue of Bank Notes would otherwise constitute a contravention of Section 19 of the FSMA by the Bank;

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Bank Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Bank; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Bank Notes in, from or otherwise involving the United Kingdom.

Germany

Each Distribution Agent represents and agrees, and each further Distribution Agent appointed under the Program will be required to represent and agree, that it will not:

(a) offer or sell any Bank Notes in the Federal Republic of Germany other than in compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz), the German Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz) and the German Investment Act (Investmentgesetz), respectively, and any other laws and regulations applicable in the Federal Republic of Germany governing the issue, the offering and the sale of securities; and

(b) distribute the Bank Notes by way of public offering, public advertisement or in a similar manner within the meaning of Sections 2 (4) and 3 (1) of the German Securities Prospectus Act (Wertpapierprospektgesetz), Section 8f (1) of the German Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz) and Sections 1, 2 (11), 101 (1) and (2) of the German Investment Act (Investmentgesetz).

Hong Kong

Each Distribution Agent represents and agrees, and each further Distribution Agent appointed under the Program will be required to represent and agree, that:

(a) it has not offered or sold and will not offer or sell the Bank Notes in the Hong Kong Special Administrative Region of the People’s Republic of China, by means of any document, other than (i) in circumstances which do not constitute an offer to the public within the meanings of the Companies Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong); and

(b) no advertisement, invitation or document relating to the Bank Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Bank Notes which are, or are intended to be, disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Ireland

Each Distribution Agent represents and agrees, and each further Distribution Agent appointed under the Program will be required to represent and agree, that:

(a) it will not underwrite the issue of, or place the Bank Notes, otherwise than in conformity than with the provisions of the Irish Investment Intermediaries Act 1995 (as amended), including, without limitation, Sections 9 and 23 thereof and any codes of conduct rules made under Section 37 thereof and the provisions of the Investor Compensation Act 1998;

(b) it will not underwrite the issue of, or place, the Bank Notes, otherwise than in conformity with the provisions of the Irish Central Bank Acts 1942 - 1999 (as amended) and any codes of conduct rules made under Section 117(1) thereof;

(c) it will not underwrite the issue of, or place, or do anything in Ireland in respect of the Bank Notes otherwise than in conformity with the provisions of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 and any rules issued under Section 51 of the Irish Investment Funds, Companies and Miscellaneous Provisions Act 2005, by the Irish Central Bank and Financial Services Regulatory Authority (the “Financial Regulator”); and

(d) it will not underwrite the issue of, place or otherwise act in Ireland in respect of the Bank Notes, otherwise than in conformity with the provisions of the Irish Market Abuse (Directive 2003/6/EC) Regulations 2005 and any rules issued under Section 34 of the Irish Investment Funds, Companies and Miscellaneous Provisions Act 2005 by the Financial Regulator.

Japan

Unless otherwise specified in the applicable Pricing Supplement or Final Terms, the Bank Notes have not been, and will not be, registered under the Securities and Exchange Law of Japan (Law No. 25 of 1948, as amended (the “Securities and Exchange Law”). Accordingly, each Distribution Agent represents and agrees, and each further Distribution Agent appointed under the Program will be required to represent and agree, that it will not offer or sell any Bank Notes, directly or indirectly, in Japan or to or for the benefit of, residents of Japan (which term as used herein means any person resident in Japan including any corporation or other entity organized under the laws of Japan) or to others for re offering or resale, directly or indirectly, in Japan or to or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

People’s Republic of China

Each Distribution Agent represents and agrees, and each further Distribution Agent appointed under the Program will be required to represent and agree, that:

(a) it has not offered or sold and will not offer or sell in the People’s Republic of China (the “PRC”) by means of any document any Bank Note other than in full compliance with the relevant laws and regulations of the PRC including, but not limited to, the Securities Law of the People’s Republic of China and the Company Law of the People’s Republic of China; and

(b) it has complied and will comply with all applicable laws and regulations of the PRC with respect to anything done by it in relation to any Bank Notes denominated in U.S. Dollars in, or otherwise involving, the PRC.

Singapore

Each Distribution Agent represents and agrees, and each further Distribution Agent appointed under the Program will be required to represent and agree, that:

(a) the Bank Notes may not be offered or sold or made the subject of an invitation for subscription or purchase nor may the Offering Circular, any Pricing Supplement or Final Terms, or any other document or material in connection with the offer or sale or invitation for subscription or purchase of the Bank Notes be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than:

(i) to an institutional investor or other person falling within Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”);

(ii) to a relevant person, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act; or

(iii) otherwise than pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act;

(b) it will notify (whether through the distribution of the Offering Circular, any Pricing Supplement or Final Terms, or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any Bank Notes or otherwise) each of the following relevant persons specified in Section 275 of the Securities and Futures Act which has subscribed or purchased Bank Notes from and through that Distribution Agent, namely a person who is:

(i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor,

that shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Bank Notes under Section 275 of the Securities and Futures Act except:

(i) to an institutional investor under Section 274 of the Securities and Futures Act or to a relevant person, or any person pursuant to Section 275(1A) of the Securities and Futures Act, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act;

(ii) where no consideration is given for the transfer; or

(iii) by operation of law; and

(c) it will notify investors in Singapore that it is a condition of the offer of Bank Notes to such investors that each investor is acquiring such Bank Notes for investment purposes only and not with a view to distribute or resell such Bank Notes.

Bearer Notes

In addition, in connection with issuances of Bearer Notes:

(1)	except to the extent permitted under United States Treasury Regulations § 1.163-5(c)(2)(i)(D) (the “D Rules”), each Distribution Agent represents and agrees, and each further Distribution Agent appointed under the Program will be required to represent and agree, that (a) it has not offered or sold, and during the restricted period under Regulation S under the 1933 Act or other applicable restricted period (the “Restricted Period”) will not offer or sell, Bearer Notes to a person who is within the United States or its possessions or to a United States person, and (b) it has not delivered and will not deliver within the United States or its possessions definitive Bearer Notes that are sold during the restricted period;

(2)	each Distribution Agent represents and agrees, and each further Distribution Agent appointed under the Program will be required to represent and agree, that it has and throughout the Restricted Period will have in effect procedures reasonably designed to ensure that its employees or Distribution Agents who are directly engaged in selling Bearer Notes are aware that Bearer Notes may not be offered or sold during the Restricted Period to a person who is within the United States or its possessions or to a United States person, except as permitted by the D Rules;

(3)	if it is a United States person, each such Distribution Agent represents, and each further Distribution Agent appointed under the Program will be required to represent, that it is acquiring the Bearer Notes for purposes of resale in connection with their original issuance and if it retains Bearer Notes for its own account, it will only do so in accordance with the requirements of Section 1.163-5(c)(2)(i)(D)(6) of the D Rules; and

(4)	With respect to each affiliate that acquires from it Bearer Notes for the purpose of offering or selling Bearer Notes during the Restricted Period, each such Distribution Agent and each further Distribution Agent appointed under the Program either (a) repeats and confirms the representations and agreements contained in clauses (1), (2) and (3) above on its behalf, or (b) agrees that it will obtain from such affiliate for the Bank’s benefit the representations and agreements contained in clauses (1), (2) and (3) above.

Terms used in the foregoing paragraph have the meanings given to them by the Code and regulations thereunder, including the D Rules.

EXHIBIT G

FORM OF SYNDICATED TERMS AGREEMENT

[Date]

To:	The Agents Listed on Annex 1 Hereto

Re:	SunTrust Bank (the “Issuer”)
U.S.$20,000,000,000 Global Bank Note Program

Ladies and Gentlemen:

The Issuer proposes to issue and sell the     % Global Bank Notes due                      (the “Notes”) to the agents listed on Annex 1 hereto (collectively, the “Agents”). The Agents agree to purchase on a syndicated basis the Notes as described in the pricing supplement attached as Annex 2 hereto (the “Pricing Supplement”), on the terms set out in such Pricing Supplement and on the terms set out below. The sale of the Notes will be subject to the terms and conditions stated herein and in the Amended and Restated Distribution Agreement, dated November 21, 2006 ( the “Distribution Agreement”), among the Issuer and the Distribution Agents named therein. Unless otherwise defined herein, all terms used herein have the meanings given to them in the Distribution Agreement. Each of the provisions of the Distribution Agreement is incorporated herein by reference in its entirety, and shall be deemed to be part of this Agreement to the same extent as if such provisions had been set forth in full herein.

1.	Subject to the terms and conditions of the Distribution Agreement and this Agreement, the Issuer hereby agrees to issue the Notes, and the Agents severally agree to purchase the Notes (in the proportions set out next to each Agent’s name in Annex I hereto) at the purchase price of per Note (being equal to the issue price of % of the principal amount less a combined underwriting commission of % of the principal amount);

2.	The purchase price specified above will be paid by the lead Distribution Agent on behalf of the Agents by wire transfer in immediately available funds to the Issuer at ( time) on , , or such other time and/or date as the Issuer and the lead Distribution Agent on behalf of the Agents may agree (the “Settlement Time”) against delivery of the Notes to or upon your order in the manner contemplated in the Distribution Agreement, the Amended and Restated Global Agency Agreement or otherwise.

G-1

3.	The Agents’ obligations hereunder are conditional on the receipt of: (i) opinions of counsel described in Section 8(c) of the Distribution Agreement, dated as of the Settlement Time, (ii) a “comfort letter” described in Section 8(d) of the Distribution Agreement, dated as of the Settlement Time, (iii) the officer’s certificates described in Section 8(b) of the Distribution Agreement, dated as of the Settlement Time; and (iv) such other opinions, certificates and documents as may be agreed by the Issuer and the Agents on or prior to the date of this Agreement.

Very truly yours,

SUNTRUST BANK

By:
Name:
Title:

Distribution Agents

[MANAGERS]

G-2

ANNEX 1

Schedule of Agents

Agent	Principal Amount of Notes
[Managers]

ANNEX 1

ANNEX 2

[INSERT PRICING SUPPLEMENT]

ANNEX 2 - 1

EXHIBIT H

ADMINISTRATIVE PROCEDURES MEMORANDUM

(Dated as of November 21, 2006)

FOR

SUNTRUST BANK

Global Bank Notes Due From

7 Days to 30 Years or More from Date of Issue

Senior unsecured debt obligations (the “Senior Notes”) and subordinated unsecured obligations (the “Subordinated Notes” and, together with the Senior Notes, the “Bank Notes”) which from time to time may be offered on a continuing basis for sale by SunTrust Bank (the “Bank”) through each of the distribution agents listed on Schedule I to the Amended and Restated Distribution Agreement to which these Administrative Procedures are an exhibit (the “Distribution Agreement”) (each, a “Distribution Agent” and collectively, the “Distribution Agents”) who may purchase the Bank Notes, as principal from the Bank for resale to investors and other purchasers in accordance with the Distribution Agreement. In addition, if agreed to by the Bank and the applicable Distribution Agent, such Distribution Agent may utilize its reasonable efforts on an agency basis to solicit offers to purchase the Bank Notes. Only those provisions in these Administrative Procedures that are applicable to the particular role that a Distribution Agent will perform shall apply. Whenever these Administrative Procedures indicate that information may be set forth in a Bank Note, such information may be set forth in a Pricing Supplement to the Offering Circular (as defined below), Final Terms or in the applicable Disclosure Package (as defined in the Distribution Agreement).

Deutsche Bank Trust Company Americas (or such other agent appointed in accordance with the Amended and Restated Global Agency Agreement (as defined below)) will act as the domestic registrar (the “Domestic Registrar”) and domestic paying agent (the “Domestic Paying Agent”) for the Bank Notes through its office at 60 Wall Street – 27th Floor, New York, New York 10005, or such other address as the Domestic Registrar and Domestic Paying Agent may notify the Bank from time to time. Deutsche International Corporate Services (Ireland) Limited (or such other agent appointed in accordance with the Amended and Restated Global Agency Agreement (as defined below)) will act as the European registrar (the “European Registrar”) for the Bank Notes through its office at 5 Harbourmaster Place, International Financial Services Centre, Dublin 1, Ireland, or such other address as the European Registrar may notify the Bank from time to time. Deutsche Bank AG, London Branch, (or such other agent appointed in accordance with the Amended and Restated Global Agency Agreement), will act as London paying agent (the “London Paying Agent”) and London issuing agent (the “London Issuing Agent”). As used herein, the term “Offering Circular” refers to the most recent offering circular, as such document may be amended or supplemented, which has been prepared by the Bank for use by the Distribution Agents in connection with the offering of the Bank Notes.

Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Bank Notes or the Offering Circular.

DTC REGISTERED GLOBAL NOTES

Bank Notes may be issued in book-entry form (each beneficial interest in a global Note, a “Book-Entry Note” and collectively, the “Book-Entry Notes”) and represented by one or more fully registered global Bank Notes (each, a “Global Note” and collectively, the “Global Bank Notes”) held by or on behalf of The Depository Trust Company, as depositary (“DTC”, which term includes any successor thereof), and recorded in the book-entry system maintained by DTC. Book-Entry Notes represented by a Global Note are exchangeable for definitive Bank Notes in registered form, of like tenor and of an equal aggregate principal amount, by the owners of such Book-Entry Notes only upon certain limited circumstances described in the Offering Circular.

In connection with the qualification of Book-Entry Notes for eligibility in the book-entry system maintained by DTC, Deutsche Bank Trust Company Americas or its agents will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under the applicable Letters of Representations from Deutsche Bank Trust Company Americas to DTC relating to the Program, and a Certificate of Deposit Agreement between Deutsche Bank Trust Company Americas and DTC (the “Certificate Agreement”), and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”).

Settlement Procedures for Book-Entry Notes:	Settlement Procedures with regard to Book-Entry Notes purchased by each Distribution Agent as principal or sold by each Distribution Agent, as agent of the Bank, will be as follows (which will have been agreed to by the Bank and such Distribution Agent in accordance with the Distribution Agreement):

(A) The Distribution Agent will advise the Bank by telephone, confirmed by facsimile to the Bank and the Domestic Registrar, of the following settlement information:

1. Taxpayer identification number of the purchaser.

2. Principal amount of such Book-Entry Notes.

3. Whether the Bank Note is a Senior Note or a Subordinated Note.

4. Each term specified in the applicable Pricing Supplement, Final Terms or Disclosure Package.

5. Whether the Book-Entry Notes are listed on the regulated market of the Irish Stock Exchange or any other or further exchange or market (a “Stock Exchange”).

6. Price to public, if any, of such Book-Entry Notes (if such Book-Entry Notes are not being offered “at the market”).

7. Trade Date.

8. Settlement Date (Original Issue Date).

9. Maturity Date.

10. Redemption provisions, if any, including: Initial Redemption Date, Initial Redemption Percentage and Annual Redemption Percentage Reduction.

11. Repayment provisions, if any, including Holder’s Optional Repayment Date(s).

12. Net proceeds to the Bank.

13. Whether such Book-Entry Notes are being sold to the Distribution Agent as principal or to an investor or other purchaser through the Distribution Agent acting as agent for the Bank.

14. The Distribution Agent’s commission or discount, as applicable.

15. Whether such Book-Entry Notes are being issued with Original Issue Discount and the terms thereof.

16. Default Rate.

17. Identification numbers of participant accounts maintained by DTC on behalf of the Distribution Agent.

18. Whether additional documentation will be required for Bank Notes being sold to the Distribution Agent as principal.

19. Such other information specified with respect to such Book-Entry Notes (whether by Addendum or otherwise).

(B)    1.    The Domestic Registrar will assign a CUSIP number of the appropriate series to the Global Note representing such Book-Entry Notes and, as soon thereafter as practicable, the Domestic Registrar will notify the Distribution Agent by telephone of such CUSIP number.

2.      In the case of Book-Entry Notes that are to be listed on a Stock Exchange, the Domestic Registrar notifies the relevant Listing Agent who in turn notifies the relevant Stock Exchange by fax or by hand of the details of the Bank Notes to be issued by sending the Pricing Supplement or the Final Terms, as the case may be, to the relevant Stock Exchange.

(C) The Domestic Registrar will communicate to DTC and the Distribution Agent through DTC’s Participant Terminal System, a pending deposit message specifying the following settlement information:

1. The information set forth in Settlement Procedure A.

2. The identification numbers of the participant accounts maintained by DTC on behalf of the Domestic Registrar and the Distribution Agent.

3. Identification of the Book-Entry Note as a Fixed Rate Book-Entry Note or Floating Rate Book-Entry Note.

4.      The initial Interest Payment Date for the Global Note representing such Book-Entry Notes, the number of days by which such date succeeds the related Record Date and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Bank).

5. The CUSIP number of the Global Note representing such Book-Entry Notes.

6. Whether such Global Note represents any other Bank Notes issued or to be issued in book-entry form.

(D)   The Domestic Registrar will complete and deliver to DTC (or its custodian) the Global Note representing such Book-Entry Notes in a form that has been approved by the Bank and the relevant Distribution Agents.

(E) DTC will credit the Book-Entry Notes represented by such Global Note to the participant account of the Domestic Registrar maintained by DTC.

(F)    The Domestic Registrar will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Book-Entry Notes to the Domestic Registrar’s participant account and credit such Book-Entry Notes to the participant account of the Distribution Agent maintained by DTC and (ii) to debit the settlement account of the Distribution Agent and credit the Settlement account of the Domestic Registrar maintained by DTC in an amount equal to the price of such Book-Entry Notes less such Distribution Agent’s commission or discount. Any entry of such deliver order shall be deemed to constitute a representation and warranty by the Domestic Registrar to DTC that (i) the Global Note representing such Book-Entry Notes has been issued and authenticated and (ii) the Domestic Registrar is holding such Global Note pursuant to the Certificate Agreement.

(G)   In the case of Book-Entry Notes sold through a Distribution Agent acting as agent, the Distribution Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Book-Entry Notes to the Distribution Agent’s participant account and credit such Book-Entry Notes to the participant accounts of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Distribution Agent maintained by DTC, in an amount equal to the offering price of such Book-Entry Notes.

(H) Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures F and G will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

(I)     In the case of Book-Entry Notes sold through a Distribution Agent acting as agent, the Distribution Agent will confirm the purchase of such Book-Entry Notes to the purchaser either by transmitting to the Participant with respect to such Book-Entry Notes a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser.

Settlement Procedures Timetable:	For offers to purchase Book-Entry Notes accepted by the Bank, Settlement Procedures “A” through “I” set forth above shall be completed as soon as possible but no later than the respective times (New York City time) set forth below:

Settlement Procedure	Time
A	11:00 a.m. on the Trade Date
B	12:00 noon on the Trade Date
C	5:00 p.m. on the Trade Date
D	9:00 a.m. on the Settlement Date
E	10:00 a.m. on the Settlement Date
F-G	2:00 p.m. on the Settlement Date
H	4:00 p.m. on the Settlement Date
I	5:00 p.m. on the Settlement Date

If a sale is to be settled on the same Business Day as the Trade Date, Settlement Procedures C, F, and G shall be completed no later than 2:30 p.m. on such Business Day, and Settlement Procedure D shall be completed no later than 10:00 a.m. on such Business Day.

If a sale is to be settled more than one Business Day after the trade date, Settlement Procedures A, B and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such trade date. In connection with a sale which is to be settled more than one Business Day after the trade date, if the initial interest rate for a Floating Rate Note is not known at the time that Settlement Procedure A is completed, Settlement Procedures B and C shall be completed as soon as such rate has been determined, but no later than 11:00 a.m. and 2:00 p.m., New York City time, respectively, on the second Business Day before the Settlement Date.

Settlement Procedure H is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If settlement of a Book-Entry Note is rescheduled or canceled, the Domestic Registrar will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:	If the Domestic Registrar fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure F, then the Domestic Registrar may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Book-Entry Note to the participant account of the Domestic Registrar maintained at DTC. DTC will process the withdrawal message; provided that such participant account contains a principal amount of the Global Note representing such Book-Entry Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all Book-Entry Notes represented by a Global Note, the Domestic Registrar will mark such Global Note “canceled” and make appropriate entries in its records. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to some of the Book-Entry Notes represented by a Global Note, the Domestic Registrar will exchange such Global Note for two Global Bank Notes, one of which shall represent the Book-Entry Notes for which such withdrawal messages are processed and shall be canceled immediately after issuance, and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note.

In the case of any Book-Entry Note sold through a Distribution Agent, acting as agent, if the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Book-Entry Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the applicable Distribution Agent may enter SDFS deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures F and G, respectively. Thereafter, the Domestic Registrar will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Book-Entry Note that was to have been represented by a Global Note also representing other Book-Entry Notes, the Domestic Registrar will provide, in accordance with Settlement Procedure D, for the issuance of a Global Note representing such remaining Book-Entry Notes and will make appropriate entries in its records.

BEARER NOTES

In certain circumstances Bearer Notes may be issued. Settlement Procedures with regard to Bearer Notes purchased by each Distribution Agent as principal or sold by each Distribution Agent as agent of the Bank, will be as follows:

Day	Latest London Time	Action
No later than Original Issue Date minus 5 Business Days	2:00 p.m.	The Bank may agree with one or more of the Distribution Agents for the issue and purchase of Bearer Notes (whether pursuant to an unsolicited bid from a Distribution Agent or pursuant to an inquiry by the Bank). The Distribution Agent instructs the London Issuing Agent to obtain a Common Code and ISIN from Euroclear or Clearstream, Luxembourg. In the case of the first Tranche of Bank Notes of a Series, the London Issuing Agent telephones Euroclear or Clearstream, Luxembourg with a request for a Common Code and ISIN for such Series and in the case of a subsequent Tranche of Bank Notes of that Series the London Issuing Agent telephones Euroclear or Clearstream, Luxembourg with a request for a temporary Common Code and ISIN for such Tranche. Each Common Code and ISIN is notified by the London Issuing Agent to each Distribution Agent which has reached agreement with the Bank.

	3:00 p.m.	If a Distribution Agent has reached agreement with the Bank by telephone, such Distribution Agent confirms the terms of the agreement to the Bank by fax attaching a copy of the Pricing Supplement or the Final Terms, as the case may be. The Distribution Agent sends a copy of that fax to the London Issuing Agent and the applicable Registrar for information.

	5:00 p.m.	The Bank confirms its agreement to the terms on which the issue of Bearer Notes is to the made (including the form of the Pricing Supplement or the Final Terms, as the case may be) by signing and returning a copy of the Pricing Supplement or the Final Terms, as the case may be, to the relevant Distribution Agent. The Bank also confirms its instructions to the London Issuing Agent (including, in the case of Floating Rate Bank Notes, the rate fixed by the Calculation Agent) to carry out the duties to be carried out by the London Issuing Agent under these Settlement Procedures and the Global Agency Agreement including preparing, authenticating and issuing a Temporary Global

Day	Latest London Time	Action

Note for the Tranche of Bank Notes which is to be purchased and in the case of the first Tranche of a Series, where the Pricing Supplement or the Final Terms, as the case may be, for such Tranche does not specify that such Temporary Global Note is to be exchangeable only for Bearer Notes in definitive form, a Permanent Global Note for such Series, giving details of such Bearer Notes.

The Bank confirms such instructions by sending a copy by Fax of the signed Pricing Supplement or the Final Terms, as the case may be, to the London Issuing Agent.

No later than Original Issue Date minus 4 Business Days	2:00 p.m.	In the case of Bearer Notes which are to be listed on a Stock Exchange, the London Issuing Agent notifies the relevant Listing Agent who in turn notifies the relevant Stock Exchange by fax or by hand of the details of the Bank Notes to be issued by sending the Pricing Supplement or the Final Terms, as the case may be, to the relevant Stock Exchange.

Original Issue Date minus 2 Business Days	3:00 p.m.	In the case of Bearer Notes cleared through Euroclear and/or Clearstream, Luxembourg, the relevant Distribution Agent instructs the relevant clearing system to debit its account and pay the purchase price, against delivery of the Bearer Notes, to the London Issuing Agent’s account with the relevant clearing system on the Original Issue Date and the London Issuing Agent receives details of such instructions through the records of the relevant clearing system.

Original Issue Date minus 1 Business Day	3:00 p.m.	In the case of Floating Rate Bank Notes, the Calculation Agent notifies the relevant clearing system, the Bank, any relevant Stock Exchange (or the relevant Listing Agent, which in turn shall notify the relevant Stock Exchange) and the relevant Distribution Agent by telex or fax of the rate of interest for the first Interest Period (if already determined). Where the rate of interest has not yet been determined, notification will be made in accordance with this paragraph as soon as it has been determined.

Day	Latest London Time	Action
Original Issue Date minus 1 Business Day (in the case of pre-closed issues) or Original Issue Date (in any other case) (the “Payment Instruction Date”)	agreed time

The London Issuing Agent prepares and authenticates a Temporary Global Note for each Tranche of Bank Notes which is to be purchased and, where required as specified above, a Permanent Global Note in respect of the relevant Series. The Temporary Global Note and any such Permanent Global Note are then delivered by the London Issuing Agent to a common depositary for Euroclear and Clearstream, Luxembourg and instructions are given by the London Issuing Agent to Euroclear or, as the case may be, Clearstream, Luxembourg to credit the Bearer Notes represented by such Temporary Global Note to the London Issuing Agent’s distribution account.

In the case of Bearer Notes cleared through Euroclear and/or Clearstream, Luxembourg, the London Issuing Agent further instructs Euroclear or, as the case may be, Clearstream, Luxembourg to debit from the distribution account the nominal amount of the relevant Tranche of Bank Notes and to credit such nominal amount to the account of such Distribution Agent with Euroclear or Clearstream, Luxembourg against payment to the account of the London Issuing Agent of the purchase price for the relevant Tranche of Bank Notes on the Original Issue Date. The relevant Distribution Agent gives corresponding instructions to Euroclear or Clearstream, Luxembourg. The parties (which for this purpose shall include the London Issuing Agent) may agree to arrange for “free delivery” to the made through the relevant clearing system if specified in the applicable Pricing Supplement or Final Terms, as the case may be.

Original Issue Date

The relevant clearing system debits and credits accounts in accordance with instructions received by it.

The London Issuing Agent pays to the Bank on the Original Issue Date the aggregate purchase price received by it to such account of the Bank as shall have been notified to the London Issuing Agent for the purpose.

Day	Latest London Time	Action
On or subsequent to the Original Issue Date

The London Issuing Agent notifies the Bank forthwith in the event that a Distribution Agent does not pay the purchase price due from it in respect of a Bank Note.

The London Issuing Agent notifies the Bank of the issue of Bearer Notes giving details of the Global Note(s) and the nominal sum represented thereby.

The relevant Distribution Agent promptly notifies the London Issuing Agent that the distribution of the Bearer Notes purchased or placed by it has been completed. If applicable, the London Issuing Agent promptly notifies the Bank, the relevant Distribution Agents and the relevant clearing system of the date of the end of any applicable restricted trading period with respect to the relevant Tranche of Bank Notes.

EUROCLEAR/CLEARSTREAM, LUXEMBOURG REGISTERED GLOBAL NOTES

Bank Notes may be issued in book-entry form as Book-Entry Notes and represented by one or more fully registered Global Bank Notes held by or on behalf of Euroclear and/or Clearstream, Luxembourg, as depositary, and recorded in the book-entry system maintained by Euroclear and/or Clearstream, Luxembourg. Book-Entry Notes represented by a Global Note are exchangeable for definitive Bank Notes in registered form, of like tenor and of an equal aggregate principal amount, by the owners of such Book-Entry Notes only upon certain limited circumstances described in the Offering Circular. Settlement Procedures with regard to Book-Entry Notes purchased by each Distribution Agent as principal or sold by each Distribution Agent, as agent of the Bank, are as follows:

Day	Latest London Time	Action
No later than Original Issue Date minus 5 Business Days	2:00 p.m.	The Bank may agree with one or more of the Distribution Agents for the issue and purchase of Bank Notes (whether pursuant to an unsolicited bid from a Distribution Agent or pursuant to an inquiry by the relevant Bank).

3:00 p.m.

In the case of the first Tranche of Registered Bank Notes, the London Issuing Agent telephones Euroclear and/or Clearstream, Luxembourg with a request for a Common Code for such Tranche and, in the case of a subsequent Tranche of Bank Notes of that Series, the London Issuing Agent telephones Euroclear and/or Clearstream, Luxembourg with a request for a temporary Common Code for such Tranche and the London Issuing Agent confirms such number(s) to the European Registrar. Each ISIN number, and each Common Code is notified by the European Registrar by telex or fax to the Bank and the relevant Distribution Agent.

If a Distribution Agent has reached agreement with the Bank by telephone, such Distribution Agent confirms the terms of the agreement to the Bank by telex or fax attaching a copy of the Pricing Supplement or the Final Terms, as the case may be. The relevant Distribution Agent sends a copy of that fax to the London Issuing Agent and the European Registrar for information.

Day	Latest London Time	Action
5:00 p.m.

The Bank confirms its agreement to the terms on which the issue of Bank Notes is to be made (including the form of the Pricing Supplement or the Final Terms, as the case may be) by signing and returning a copy of the Pricing Supplement or the Final Terms, as the case may be, to the relevant Distribution Agent. The Bank also confirms its instructions (including, in the case of Floating Rate Bank Notes, the rate fixed by the Calculation Agent) to the London Issuing Agent and the European Registrar to carry out the duties to be carried out by the London Issuing Agent and the European Registrar under these Settlement Procedures and the Global Agency Agreement including preparing, authenticating and issuing one or more Registered Global Bank Notes and/or one or more Definitive Registered Bank Notes for each Tranche of Bank Notes which are to be purchased or placed by the relevant Distribution Agent, giving details of such Bank Notes.

The Bank confirms such instructions by sending a copy by fax of the signed Pricing Supplement or the Final Terms, as the case may be, to the London Issuing Agent and the European Registrar.

The relevant Distribution Agent notifies Euroclear and/or Clearstream, Luxembourg of the relevant accounts to be credited with Bank Notes represented by interests in the Global Note(s) to be issued.

No later than Original Issue Date minus 4 Business Days	2:00 p.m.	In the case of Bank Notes which are to be listed on a Stock Exchange, the London Issuing Agent notifies the relevant Listing Agent who in turn notifies the relevant Stock Exchange by fax or by hand of the details of the Bank Notes to be issued by sending the Pricing Supplement or the Final Terms, as the case may be, to the relevant Stock Exchange.

Original Issue Date minus 2 Business Days	3:00 p.m.	Where the relevant Distribution Agent is purchasing or placing Bank Notes through Euroclear and/or Clearstream, Luxembourg, the relevant Distribution Agent instructs Euroclear and/or Clearstream, Luxembourg, subject to further instructions, on the Original Issue Date or, in the case of Bank Notes denominated in a currency requiring a pre-closing, the Original Issue Date minus 1 Business Day, to debit its account, or such account as it directs, and pay the purchase price to the account of the closing bank as agreed between the Bank, the London Issuing Agent and the relevant Distribution Agent from time to time (in such capacity, the “Closing Bank”) for such purpose.

Day	Latest London Time	Action
Original Issue Date minus 1 Business Day	3:00 p.m.	In the case of Floating Rate Bank Notes, the Calculation Agent notifies the European Registrar, Euroclear, Clearstream, Luxembourg, the Bank, in the case of Listed Bank Notes, the relevant Listing Agent (who in turn notifies the relevant Stock Exchange), and the relevant Distribution Agent by telex or fax of the rate of interest for the first Interest Period (if already determined). Where the rate of interest has not yet been determined, this will be notified in accordance with this paragraph as soon as it has been determined.

Original Issue Date minus 1 Business Day (in the case of pre-closed issues) or Original Issue Date (in any other case) (the “Payment Instruction Date”)	agreed time

The European Registrar prepares and authenticates the Registered Global Note(s) for each Tranche of Bank Notes which is to be purchased by attaching the applicable Pricing Supplement or the Final Terms, as the case may be, to a copy of the applicable master Registered Global Note(s).

The European Registrar causes details of the principal amount of Bank Notes to be issued and the registered holder(s) of such Bank Notes to be entered into the Register. Each Registered Global Note is then delivered by, or on behalf of, the London Issuing Agent to a custodian for Euroclear and/or Clearstream, Luxembourg to credit the principal amount of the relevant Tranche of Bank Notes to the appropriate participants’ accounts in Euroclear and/or Clearstream, Luxembourg previously notified by the relevant Distribution Agent. Each Definitive Registered Note is delivered to the relevant Distribution Agent or its designee for the benefit of the purchaser of such Bank Note against delivery by such Distribution Agent of a receipt therefor or, if so instructed and upon confirmation from the Bank that proper payment by the purchaser has been made, delivered directly to the Bank or its designee for the benefit of the purchaser of such Bank Note(s) against delivery of a receipt therefor. The parties (which for this purpose shall include the London Issuing Agent and the European Registrar) may agree to arrange for “free delivery” to be made through the relevant clearing system if specified in the applicable Pricing Supplement, Final Terms or Disclosure Package, in which case these Settlement Procedures will be amended accordingly.

Day	Latest London Time	Action
Original Issue Date

The relevant Distribution Agent instructs Euroclear and/or Clearstream, Luxembourg to credit the interests in the Registered Global Note(s) representing Bank Notes purchased by or through such Distribution Agent to such accounts as the relevant Distribution Agent has directed with Euroclear and/or Clearstream, Luxembourg.

Euroclear and/or Clearstream, Luxembourg debit and credit accounts in accordance with instructions received by them.

The Closing Bank makes payment to the Bank on the Original Issue Date of the aggregate amount received by it to such account of the Bank as shall have been notified to the Closing Bank for that purpose by the relevant bank.

On or subsequent to the Original Issue Date

The London Issuing Agent notifies the Bank forthwith in the event that the relevant Distribution Agent does not pay the purchase price due from it in respect of the Bank Notes.

The relevant Distribution Agent notifies the London Issuing Agent that the distribution of the Bank Notes purchased or placed by it has been completed.

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